                                                                    EXHIBIT 4(d)



Filed as Exhibit 1.A(5)(F) with Pre-Effective Amendment No. 1 to this Registration Statement on Form S-6 on December 19, 1984.

                   (LOGO OF METROPOLITAN LIFE APPEARS HERE)

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.

  ISSUE DATE                                          CONTRACT NUUBER
  08-01-84                                            123 456 789 VF
_______________________________________________________________________________
  Owner

                                   JOHN DOE

/s/ Harry P. Kamen                     /s/ John J. Creedon
------------------                     --------------------
  Harry P. Kamen                           John J. Creedon
  Secretary                                President


MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

10-DAY RIGHT TO EXAMINE CONTRACT. Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

See Table of Contents on back cover.

38VM-84                                1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.
             Values are proportional for other purchase payments.

        ---------------------------------------------------
                                       MINIMUM
                  END OF           FIXED INTEREST
                 CONTRACT              ACCOUNT
                   YEAR                BALANCE
        ---------------------------------------------------

                     1                $ 1,030
                     2                  2,091
                     3                  3,184
                     4                  4,309
                     5                  5,468
                     6                  6,662
                     7                  7,892
                     8                  9,159
                     9                 10,464
                    10                 11,808
                    11                 13,192
                    12                 14,618
                    13                 16,086
                    14                 17,599
                    15                 19,157
                    16                 20,762
                    17                 22,414
                    18                 24,117
                    19                 25,870
                    20                 27,678
                    21                 29,537
                    22                 31,453
                    23                 33,426
                    24                 35,459
                    25                 37,553
        ---------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

38VM-84                                3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

DIVISION 1 - GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

DIVISION 2 - INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed income, high-quality debt securities.

DIVISION 3 - MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

38VM-84

       The provisions of Sections I and IV of this Contract apply to the entire Contract.
       The provisions of Section II apply only to the Fixed Interest Account and those in
       Section III only to the Separate Account.

                                   SECTION I
                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                   (Continued on reverse side)

38VM-84                                5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

   (1) the amount is less than $25 or more than $50,000; or

   (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                    BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire account balance on the retirement date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire account balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the account balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.

                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

   (a)  provide you with an income plan as a retirement benefit.

   (b)  provide your beneficiary with a death benefit.

   (c) make payment to you or to another funding vehicle established pursuant to Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

   (d)  make a transfer to the Fixed Interest Account, or to

                                                   (Continued on following page)

38VM-84
        the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

   (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

   (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

   (b)  if you die before the date specified, we will not make the withdrawal.

   (c) any other withdrawals taking effect before the date specified will be made first.

   (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

   (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

   (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

   (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.


                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

   (a)  if your Contract has been in force for more than 7 full contract years.

   (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

   (c)  to a withdrawal if:

        (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

        (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

   (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except


38VM-84                                 7
                                                     (Continued on reverse side)
     for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

     (b) the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

     (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

     (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of withdrawal

Your Full Years of
Contract Participation
At Withdrawal                          Column I  Column II
------------------------               --------  ---------
less than 3                               .07       1.07
3 but less than 4                         .06       1.06
4 but less than 5                         .05       1.05
5 but less than 6                         .04       1.04
6 but less than 7                         .02       1.02
7 or more                                 .00       1.00

Except that for balances in the Fixed Interest Account when you are older, the factors will not be greater than shown below:

Your Age
(Last Birthday)
At Withdrwal                           Column I  Column II
-----------------                      --------  ---------
69 or over                                .00       1.00
   68                                     .01       1.01
   67                                     .02       1.02
   66                                     .03       1.03
   65                                     .04       1.04
   64                                     .05       1.05
   63                                     .06       1.06


                             ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

38VM-84

                               GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILIY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                   SECTION II
                             FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

                                                     (Continued on reverse side)

38VM-84                               9

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III
                               SEPARATE ACCOUNT

DEFINITIONS
"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84

                                  SECTION III
                         SEPARATE ACCOUNT (CONTINUED)

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period:

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

     (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

     (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

     (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:
   . To operate the Separate Account in any form permitted under the Investment
     Company Act of 1940 or in any other form permitted by law.

   . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

   . To transfer any assets in an Investment Division to another Investment
     Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

   . To substitute, for the investment company shares held in any Investment
     Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

   . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

   . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                   SECTION IV
                             OPTIONAL INCOME PLANS
DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table a (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

38VM-84                               11
                                                     (CONTINUED ON REVERSE SIDE)

                                  SECTION IV
                       OPTIONAL INCOME PLANS (CONTINUED)

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

   (i)  the Annuitant's life, if a single life income plan is chosen.

  (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

 (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.

                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or
(ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

38VM-84

                            OPTIONAL INCOME TABLES

    --------------------------------------------------------------------
      OPTION A--Term Certain Income Plan
    --------------------------------------------------------------------
                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
    --------------------------------------------------------------------
              10 Years            15 Years             20 Years
               $9.37                $6.70                $5.37
    --------------------------------------------------------------------

    --------------------------------------------------------------------
      OPTION B--Single Lile Income Plan
    --------------------------------------------------------------------
                Annuitant's                 Guaranteed Minimum
                Age on Date               Monthly Income Payment
             Income Plan Starts         per $1,000 of Consideration
    --------------------------------------------------------------------
                    55                            $3.85
                    56                             3.91
                    57                             3.98
                    58                             4.05
                    59                             4.12

                    60                             4.19
                    61                             4.27
                    62                             4.36
                    63                             4.45
                    64                             4.54

                    65                             4.64
                    66                             4.75
                    67                             4.86
                    68                             4.99
                    69                             5.11

                    70                             5.25
    --------------------------------------------------------------------

     On request, we will furnish rates not shown above.

    --------------------------------------------------------------------
      OPTION B1--Term Certain And Single Life Income Plan
    --------------------------------------------------------------------
         Annuitant's            Guaranteed Minimum Monthly Income Plan
         Age on Date            Payment per $1,000 of Consideration if
      Income Plan Starts               Term Certain Period is:
    --------------------------------------------------------------------
                                10 Years    15 Years       20 Years
    --------------------------------------------------------------------
             55                  $3.83       $3.80          $3.75
             56                   3.89        3.85           3.80
             57                   3.95        3.91           3.85
             58                   4.01        3.97           3.91
             59                   4.08        4.03           3.96

             60                   4.15        4.10           4.02
             61                   4.23        4.17           4.08
             62                   4.31        4.24           4.14
             63                   4.39        4.31           4.20
             64                   4.48        4.39           4.26

             65                   4.57        4.47           4.33
             66                   4.67        4.55
             67                   4.77        4.64
             68                   4.88        4.73
             69                   4.99        4.82

             70                   5.11        4.92
    --------------------------------------------------------------------

     On request, we will furnish values not shown above.

38VM-84                               13

    --------------------------------------------------------------------
     OPTION C--Joint And Survivor Life Income Plan
    --------------------------------------------------------------------
                             Guaranteed Minimum Monthly Income Plan
                           Payment to you per $1,000 of Consideration
     Age on Date of             if percentage of Monthly Income
        Purchase*            Payment Payable to Surviving Spouse is:
    --------------------------------------------------------------------
                             50%      66 2/3%      75%         100%
    --------------------------------------------------------------------
        55 and 60           $3.68      $3.63      $3.60       $3.52
        60 and 55            3.83       3.72       3.67        3.52
        60 and 60            3.91       3.82       3.78        3.66
        60 and 65            3.97       3.91       3.87        3.78

        65 and 60            4.16       4.03       3.96        3.87
        65 and 65            4.26       4.15       4.10        3.94

        70 and 65            4.61       4.43       4.35        4.11
        70 and 70            4.76       4.61       4.54        4.35
    --------------------------------------------------------------------
     *In each pair of ages, the first age is your age and the second age is your spouse's.
    --------------------------------------------------------------------

     On request, we will furnish rates not shown above.

38VM-84

                                    NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered_______________________19_____ By____________________


                               TABLE OF CONTENTS

                             Page                                      Page                                             Page
TABLE OF VALUES                 3        ADMINISTRATIVE CHARGES           8         Valuation of Investment
                                                                                       Divisions                          10
DESCRIPTION OF INVESTMENT                GENERAL PROVISIONS               9         Deferment                             11
 DIVISIONS OF SEPARATE                    The Contract                    9         Right to Make Changes                 11
   ACCOUNT                      4         Tax-Qualified Status            9
                                          Ownership                       9        OPTIONAL INCOME PLANS                  11
UNDERSTANDING THIS                        Assignment                      9         Definitions                           11
 CONTRACT                       5         Beneficiary                     9         Choice of Income Plans                11
                                          How to Change                             Duration of Income Plans              12
DEFINITIONS                     5          the Beneficiary                9         Proof of Living                       12
                                          Age                             9         Supplementary Contract                12
PURCHASE PAYMENTS               5         Limitation on Sales
 When Payable and Credited      5          Representative's Authority     9        NON LIFE INCOME PLAN                   12
 Where Payable                  6         Communications                  9         Option A Term Certain
 Allocation of                            Annual Reports                  9          Income Plan                          12
   Purchase Payments            6         Incontestability                9
                                          Termination                     9        LIFE INCOME PLANS                      12
BENEFITS                        6                                                   Option B Single Life
 Retirement Benefit             6        FIXED INTESEST ACCOUNT           9          Income Plan                          12
 Death Benefit                  6         Subparts of the Fixed                     Option B1 Term Certain and
 Dividends                      6          Interest Account               9          Single Life Income Plan              12
 Cash Withdrawal Values         6         Interest Credited to the                  Option C Joint and Survival
                                           Fixed Interest Account        10          Life Income Plan-
WITHDRAWALS FROM YOUR                                                                You and Your Spouse                  12
  ACCOUNTS                      6        SEPARATE ACCOUNT                10         Optional Income Tables                13
                                           Definitions                   10          Option A                             13
EARLY WITHDRAWAL CHARGE         7          Separate Account              10          Option B                             13
  Amount of Early                          Maintainance of the                       Option B1                            13
   Withdrawal Charge            8           Separate Account             10          Option C                             14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84

                                                         EXHIBIT (4) (d) (i) (A)



Filed with post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
      will pay the benefits of this contract according to its provisions


                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :
                      .  Includes A Cash Withdrawal Value
                      .  Includes A Monthly Life Annuity
                      . Provides A Death Benefit Prior To Retirement . Is Not Eligible For Dividends

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS

  NUMBER                                                    S123456789

  CONTRACT DATE                                             MARCH 15, 1990

  OWNER                                                     JOHN SMITH
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:
     .    Division 1     Growth Division
     .    Division 2     Income Division
     .    Division 3     Diversified Division
     .    Division 4     Aggressive Growth Division
     .    Division 5     Stock Index Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

                       10-DAY RIGHT TO EXAMINE CONTRACT
You may return this contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from its contract date. We will refund any deposits you have made into the contract.

                                  Cover Page




38VM-90 (IRA-l)

                               TABLE OF CONTENTS
                               -----------------

                                                             Page
                                                             ----
CONTRACT SPECIFICATIONS.....................................COVER

10-DAY RIGHT TO EXAMINE CONTRACT............................COVER

SECTION 1--DEFINITIONS.........................................3

SECTION 2--GENERAL.............................................5

  A. Standard Provisions.......................................5
     -------------------  -----
     *    Is this my entire contract and may it be contested?..5
     *    Does this contract qualify as an Individual
          Retirement Annuity?..................................5
     *    How can this contract be changed?....................5
     *    Are dividends payable under this contract?...........5
     *    How can I get information about my contract and
          its value?...........................................5
     *    How should I notify Metropolitan?....................5
     *    May I assign this contract, or use its value as
          collateral for a loan?...............................6

  B. Deposits..................................................6
     --------
     *    When and where may annuity deposits be made?.........6
     *    How much money can be deposited under my
          contract?............................................6
     *    When are deposits credited to my account?............6
     *    How are deposits allocated?..........................6
     *    Can my contract be cancelled if deposits are
          not made?............................................7

  C. Transfers.................................................7
     ---------
     *    Can money be transferred between accounts?...........7

  D. Administrative Fees.......................................7
     -------------------
     *Are administrative fees deducted from my contract?.......7

  E. Cash Withdrawals..........................................8
     ----------------
     *    Can I make cash withdrawals..........................8
     *    Is there a charge for making a withdrawal?...........8
     *    Example of a partial withdrawal......................9
     *    Example of a full withdrawal.........................9

  F. Changes to Beneficiaries..................................9
     ------------------------
     *    May the beneficiary be changed?......................9

38VM-90 (IRA-l)                   1

  G. Death Benefits...........................................10
     --------------
     *    What happens if I die before income payments
          start?..............................................10
     *    How is the death benefit calculated?................10

SECTION 3--FIXED INTEREST ACCOUNT.............................11
     *    How is interest credited to my Fixed Interest
          Account?............................................11

SECTION 4--SEPARATE ACCOUNT...................................12
     *    What is the Separate Account?.......................12
     *    How does the Separate Account operate?..............12
     *    Can the Separate Account be changed?................13

SECTION5--INCOME PAYMENTS.....................................14
     *    Can Metropolitan guarantee me income as long as I
          live?...............................................14
     *    Can I arrange for a specific income plan for my
          beneficiary to take effect after I die?.............14
     *    What happens if I die after income payments
          start...............................................14
     *    How are income payments that are guaranteed
          for life calculated?................................15

TABLE OF VALUES...............................................17

NOTICE........................................................18

38VM-90 (IRA-l)                   2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my contract mean?
------------------------------------------

"Account Balance"             It is the entire amount we hold under this
                              contract for you.

"Accumulation Unit"           The unit of measurement used in determining the
                              value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"                 The person or persons you name to receive death
                              proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"       Your account balance less any withdrawal charges.


"Code" The Internal Revenue Code as it now exists or is later amended.

"Contract Year"               Contract year is measured from the contract date
                              and continues for 12 months. Each new contract year begins on the anniversary date. For example, if the contract date is May 15, 1995, the first contract year ends May 14, 1996 and the second contract year begins May 15, 1996. The contract anniversary will be May 15th.

"Deposits"                    Your payments to us under this annuity contract.

"Deposit Year                 For any deposit into the Fixed Interest Account,
                              the initial period during which a declared interest rate is credited on that deposit and each following one year period.

"Designated Office"           The administrative office servicing your contract.
                              It is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison

38VM-90 (IRA-l)                   3

                              Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"        Each investment division is part of the Separate
                              Account and invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

"We", "Us", and "Our"         Metropolitan Life Insurance Company.

"You", "Your", "Me",          The owner of the contract.  The person who may
"My" or "I"                   exercise all rights under this contract.

38VM-90 (IRA-l)                   4

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This contract together with any riders and endorsements included in it make up your entire contract with us. This contract will be established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this contract.

Does this contract qualify as an Individual Retirement Annuity?
---------------------------------------------------------------

This contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the contract as required by the code and applicable Treasury Regulations. We may amend this contract and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How can this contract be changed?
---------------------------------

A change or waiver of any provision in this contract may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this contract?
------------------------------------------

No, dividends are not paid under this contract.

How can I get information about my contract and its value?
----------------------------------------------------------

At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

38VM-90 (IRA-l)                   5

May I assign this contract, or use its value as collateral for a loan?
----------------------------------------------------------------------

No. Your rights under this contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my contract?
--------------------------------------------------

We will accept under your contract each amount you deposit up to the $2,000 annual amount limitation of the code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the code, we will accept deposits permitted under Section 408(j) of the code. We will also accept: (i) each amount you direct to have transferred to your account balance from another
Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the code; (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3) and 409(b)(3)(C)
of the code. We will also accept additional deposits, if the annual amount limitation in the code should increase or if other types of deposits are or become permitted by the code.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the contract date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest

38VM-90 (IRA-l)                   6

Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my contract be cancelled if deposits are not made?
------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.

C.  TRANSFERS

Can money be transferred between accounts?
------------------------------------------

Yes.  You can make an unlimited number of transfers by telling us.

If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as a return of the same money (whether or not it really is). Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as if it were a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

D.  ADMINISTRATIVE FEES

Are administrative fees deducted from my contract?
--------------------------------------------------

At the end of the month in which a contract year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the contract year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the contract year your contract ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is

38VM-90 (IRA-l)                   7
deducted to the contract anniversary. If we do so, we will tell you in advance.

E.  CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a partial withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and earnings on those deposits on a "first-in, first-out"
(FIFO) basis.

Withdrawal charges shown in the following table apply to each deposit.

                  ------------------------------------------
                      During Deposit Year
                       1   2   3  4    5   6    7  8 &
                                                   Beyond
                       7%  6%  5% 4%   3%  2%   1%  0%
                  ------------------------------------------

As part of your first withdrawal in a contract year you may withdraw up to 10% of your account balance without a withdrawal charge. If your first withdrawal in a contract year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same contract year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:

(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.

(c)  To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the

38VM-90 (IRA-l)                   8
resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a contract year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5240.86 (the $900 free of charge; plus $4,340.86 computed by taking the other $4,100 of the requested withdrawal amount and dividing the deposits (assumed to be $3,200) by .93, i.e., 100% minus 7%, and adding the interest earned on those deposits).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a contract year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

F. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

38VM-90 (IRA-l)                   9

G. DEATH BENEFITS

What happens if I die before income Payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this contract as owner.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent Beneficiary will be divided equally among them, unless you tell us otherwise. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:

1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or

2.   The total deposits made less any partial withdrawals, or

3. The highest account balance as of the end of the calendar year in which any prior quinquennial contract anniversary occurs, less any subsequent partial withdrawals.

38VM-90 (IRA-l)                   10

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the contract date. Interest will be credited on each deposit until the earliest of:
(a) your death, (b) the date it's withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and the interest on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields".The actual rates we use on a day-to- day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

38VM-90 (IRA-l)                   11

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

38VM-90 (IRA-l)                   12
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the Fund share held in any portfolio, the shares of another class of the Fund or the shares of another Fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

38VM-90 (IRA-l)                   13

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the contract date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the contract date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

For contracts issued pursuant to Section 408(b), if your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age and sex. For contracts issued pursuant to Section 408(k), if your date of birth is not correct on the application for your contract, we will adjust the income payments to agree with your correct age.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the

38VM-90 (IRA-l)                   14
guaranteed period, depending on the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) . We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. Such values are at least as high as that state requires.

38VM-90 (IRA-l)                   15

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

    For a contract without any withdrawals from the Fixed Interest Account.

   BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account at the
                        Beginning of each Contract Year

            Values are not proportional for other deposit amounts.

                        ------------------------------
                           End Of         Minimum
                          Contract    Fixed Interest
                            Year      Account Balance
                        ------------------------------
                              1          $1,010.00
                              2          $2,050.30
                              3          $3,121.81
                              4          $4,225.46
                              5          $5,362.23
                              6          $6,533.09
                              7          $7,739.09
                              8          $8,981.26
                              9          $10,260.70
                             10          $11,578.52
                             11          $12,935.87
                             12          $14,333.95
                             13          $15,773.97
                             14          $17,257.19
                             15          $18,784.90
                             16          $20,358.45
                             17          $21,979.20
                             18          $23,648.58
                             19          $25,368.04
                             20          $27,139.08
                             21          $28,963.25
                             22          $30,842.15
                             23          $32,777.41
                             24          $34,770.73
                             25          $36,823.86

                        ------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. A $20 Administrative Fee has been deducted from the values as of the end of each contract year.

38M-90 (IRA-l)

                                    NOTICE

When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and contractholders. For details on how to vote, write to our Secretary at the designated office.


                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :
                    .     Includes A Cash Withdrawal Value
                    .     Includes A Monthly Life Annuity
                    .     Provides A Death Benifit Prior to Retirement
                    .     Is Not Eligible for Dividends








ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1




Countersigned by:___________________________________________


Date:____________

38VM-90 (IRA-l)                        18

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
      will pay the benefits of this contract according to its provisions


                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :
                     .  Includes A Cash Withdrawal Value
                     .  Includes A Monthly Life Annuity
                     . Provides A Death Benefit Prior to Retirement . Is Not Eligible for Dividends


--------------------------------------------------------------------------------

                            CONTRACT SPECIFICATIONS

  NUMBER                                                 S123456789

  CONTRACT DATE                                          MARCH 15, 1990

  OWNER                                                  JOHN SMITH

--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:

     .    Division 1     Growth Division
     .    Division 2     Income Division
     .    Division 3     Diversified Division
     .    Division 4     Aggressive Growth Division
     .    Division 5     Stock Index Division
     .    Division 6     Money Market Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

                       10-DAY RIGHT TO EXAMINE CONTRACT
You may return this contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from its contract date. We will refund any deposits you have made into the contract.

                                  Cover Page

38VM-90 (IRA-2)

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
CONTRACT SPECIFICATIONS...................................................Cover

10-DAY RIGHT TO EXAMINE CONTRACT..........................................Cover

SECTION 1--DEFINITIONS........................................................3

SECTION 2--GENERAL............................................................5

  A. Standard Provisions......................................................5
     -------------------
     *    Is this my entire contract and may it be contested?.................5
     *    Does this contract qualify as an Individual Retirement Annuity?.....5
     *    How can this contract be changed?...................................5
     *    Are dividends payable under this contract?..........................5
     *    How can I get information about my contract and its value?..........5
     *    How should I notify Metropolitan?...................................5
     *    May I assign this contract, or use its value as collateral for a loan?.........................................................6

  B.      Deposits............................................................6
          --------
     *    When and where may annuity deposits be made?........................6
     *    How much money can be deposited under my contract?..................6
     *    When are deposits credited to my account?...........................6
     *    How are deposits allocated?.........................................6
     *    Can my contract be cancelled if deposits are not made?..............7

  C.      Transfers...........................................................7
          ---------
     *    Can money be transferred between accounts?..........................7

  D.      Administrative Fees.................................................7
          -------------------
     *    Are administrative fees deducted from my contract?..................7

  E.      Cash Withdrawals....................................................8
          ----------------
     *    Can I make cash withdrawals?........................................8
     *    Is there a charge for making a withdrawal?..........................8
     *    Example of a partial withdrawal.....................................9
     *    Example of a full withdrawal........................................9

  F. Changes to Beneficiaries.................................................9
     ------------------------
     *    May the beneficiary be changed?.....................................9

38VM-90 (IRA-2)                         1

   ..........................................................................
  G. Death Benefits..........................................................10
     --------------
     *    What happens if I die before income payments start?................10
     *    How is the death benefit calculated?...............................10

SECTION 3--FIXED INTEREST ACCOUNT............................................11
     *    How is interest credited to my Fixed Interest Account?.............11

SECTION 4--SEPARATE ACCOUNT..................................................12
     *    What is the Separate Account?......................................12
     *    How does the Separate Account operate?.............................12
     *    Can the Separate Account be changed?...............................13

SECTION 5--INCOME PAYMENTS...................................................14
     *    Can Metropolitan guarantee me income as long as I live?............14
     *    Can I arrange for a specific income plan for my beneficiary to take effect after I die?........................................14
     *    What happens if I die after income payments start?.................14
     *    How are income payments that are guaranteed for
          life calculated?...................................................15

TABLE OF VALUES..............................................................17
NOTICE.......................................................................18

38VM-90 (IRA-2)                         2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my contract mean?
------------------------------------------

"Account Balance"             It is the entire amount we hold under this
                              contract for you.

"Accumulation Unit"           The unit of measurement used in determining the
                              value of amounts held in the investment divisions of the Separate Account

"Beneficiary"                 The person or persons you name to receive death
                              proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"       Your account balance less any withdrawal charges.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Contract Year"               Contract year is measured from the contract date
                              and continues for 12 months. Each new contract year begins on the anniversary date. For example, if the contract date is May 15, 1995, the first contract year ends May 14, 1996 and the second contract year begins May 15, 1996. The contract anniversary will be May 15th.

"Deposits"                    Your payments to us under this annuity contract.

"Deposit Year"                For any deposit into the Fixed Interest Account,
                              the initial period during which a declared interest rate is credited on that deposit and each following one year period.

"Designated Office"           The administrative office servicing your contract.
                              It is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison

38VM-90 (IRA-2)                         3

                              Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"        Each investment division is part of the Separate
                              Account and invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

"We" , "Us" , and "Our"       Metropolitan Life Insurance Company.

"You" , "Your" , "Me",        The owner of the contract.  The person who may
"My" or "I"                   exercise all rights under this contract.

38VM-90 (IRA-2)                         4

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This contract together with any riders and endorsements included in it make up your entire contract with us. This contract will be established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this contract.

Does this contract qualify as an Individual Retirement Annuity?
---------------------------------------------------------------

This contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the contract as required by the code and applicable Treasury Regulations. We may amend this contract and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How can this contract be changed?
---------------------------------

A change or waiver of any provision in this contract may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this contract?
------------------------------------------

No, dividends are not paid under this contract.

How can I get information about my contract and its value?
----------------------------------------------------------

At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

38VM-90 (IRA-2)                         5

May I assign this contract, or use its value as collateral for a loan?
----------------------------------------------------------------------

No. Your rights under this contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B. DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my contract?
--------------------------------------------------

We will accept under your contract each amount you deposit up to the $2,000 annual amount limitation of the code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the code, we will accept deposits permitted under Section 408(j) of the code. We will also accept: (i) each amount you direct to have transferred to your account balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the code; (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3) and 409(b)(3)(C) of the
code. We will also accept additional deposits, if the annual amount limitation in the code should increase or if other types of deposits are or become permitted by the code.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the contract date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest

38VM-90 (IRA-2)                         6

Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my contract be cancelled if deposits are not made?
------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between accounts?
------------------------------------------

Yes. Except as follows, you can make an unlimited number of transfers by telling us. The exception is that once each contract year up to 20% of the value of the Fixed Interest Account that is still subject to surrender charges may be transferred without surrender charge to one or more divisions of the Separate Account.

If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as a return of the same money (whether or not it really is). Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as if it were a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

D. ADMINISTRATIVE FEES

Are administrative fees deducted from my contract?
--------------------------------------------------

At the end of the month in which a contract year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the contract year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the contract

38VM-90 (IRA-2)                         7
year your contract ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

E. CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a partial withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and earnings on those deposits on a "first-in, first-out"
(FIFO) basis.

Withdrawal charges shown in the following table apply to each deposit.

                -----------------------------------------------
                        During Deposit Year
                    1    2    3    4    5    6    7    8 &
                                                       Beyond
                    7%   6%   5%   4%   3%   2%   1%    0%
                -----------------------------------------------

As part of your first withdrawal in a contract year you may withdraw up to 10% of your account balance without a withdrawal charge. If your first withdrawal in a contract year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same contract year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:
(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.
(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.
(c)  To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by

38VM-90 (IRA-2)                         8

93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a contract year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5240.86 (the $900 free of charge; plus $4,340.86 computed by taking the other $4,100 of the requested withdrawal amount and dividing the deposits (assumed to be $3,200) by .93, i.e., 100% minus 7%, and adding the interest earned on those deposits).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a contract year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

F. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

38VM-90 (IRA-2)                         9

G. DEATH BENEFITS

What happens if I die before income Payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this contract as owner.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent Beneficiary will be divided equally among them, unless you tell us otherwise. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:
1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or
2.   The total deposits made less any partial withdrawals, or
3. The highest account balance as of the end of the calendar year in which any prior quinquennial contract anniversary occurs, less any subsequent partial withdrawals.

38VM-90 (IRA-2)                         10

                      SECTION  3--FIXED INTEREST ACCOUNT
                      ----------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the contract date. Interest will be credited on each deposit until the earliest of:
(a) your death, (b) the date it's withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and the interest on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

38VM-90 (IRA-2)                         11

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

38VM-90 (IRA-2)                         12
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

o To substitute, for the Fund share held in any portfolio, the shares of another class of the Fund or the shares of another Fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

38VM-90 (IRA-2)                         13

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the contract date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the contract date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

For contracts issued pursuant to Section 408(b), if your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age and sex. For contracts issued pursuant to Section 408(k), if your date of birth is not correct on the application for your contract, we will adjust the income payments to agree with your correct age.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the

38VM-90 (IRA-2)                         14
guaranteed period, depending on the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. Such values are at least as high as that state requires.

38VM-90 (IRA-2)                         15

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

    For a contract without any withdrawals from the Fixed Interest Account.

   BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account at the
                        Beginning of each Contract Year

            Values are not proportional for other deposit amounts.

                       ----------------------------------
                          End Of             Minimum
                         Contract        Fixed Interest
                           Year         Account Balance
                       ----------------------------------
                             1             $1,010.00
                             2             $2,050.30
                             3             $3,121.81
                             4             $4,225.46
                             5             $5,362.23
                             6             $6,533.09
                             7             $7,739.09
                             8             $8,981.26
                             9             $10,260.70
                            10             $11,578.52
                            11             $12,935.87
                            12             $14,333.95
                            13             $15,773.97
                            14             $17,257.19
                            15             $18,784.90
                            16             $20,358.45
                            17             $21,979.20
                            18             $23,648.58
                            19             $25,368.04
                            20             $27,139.08
                            21             $28,963.25
                            22             $30,842.15
                            23             $32,777.41
                            24             $34,770.73
                            25             $36,823.86
                       ----------------------------------


     On request we will provide values for years not shown.

     The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

     Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. A $20 Administrative Fee has been deducted from the values as of the end of each contract year.

38M-90 (IRA-2)                          17

                                    NOTICE
When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and contractholders. For details on how to vote, write to our Secretary at the designated office.


                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :
                     .    Includes A Cash Withdrawal Value
                     .    Includes A Monthly Life Annuity
                     .    Provides A Death Benifit Prior to Retirement
                     .    Is Not Eligible for Dividends







ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1





Countersigned by:___________________________________


Date:____________

38VM-90 (IRA-2)                         18

                                                              EXHIBIT 4(d)(i)(B)




Filed with Post-Effective Amendment No. 17 to this Registration Statement on Form N-4 on March 1, 1995.

                        (LOGO OF METLIFE APPEARS HERE)
                      Metropolitan Life Insurance Company
                 One Madison Avenue, New York, NY 1001 0-3690

                     MULTIFUNDED DEFERRED ANNUITY CONTRACT

This contract is an Individual Retirement Annuity ("IRA") under Section 408(b) of the Internal Revenue Code. It may also be used as a Simplified Employee Pension Plan ("SEP") under Section 408(k) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

                                SPECIFICATIONS

              Contract Date            April 20, 1994

              Owner's Name             John Doe

              Contract Number          123456789AB

              Market                   IRA

              Participating            No. See Item 10

              Administrative Fee       $20 Annually. See item 11

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE
ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

10-DAY RIGHT TO EXAMINE--You may return your contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be canceled from the contract date. We will return the account balance determined as of the date we receive your contract at our designated office.


/s/ Joseph A. Reali                        /s/Ted Athanassiades
Joseph A. Reali                            Ted Athanassiades
Vice-President and Secretary               President and Chief Operating Officer


                                   Cover Page

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Account Balance" is the entire amount we hold under this contract for you.

     "Code" means the Internal Revenue Code of 1986 or as subsequently amended.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Contribution" refers to money received by us in this annuity contract.

     "Contribution Year" for any contribution, for the first year, is measured date we receive it in our designated office and continues until the last the month in which the anniversary of such receipt occurs. Each new contribution year begins on the first day of the next month (this works like contract years, except that contribution years are determined separately for each contribution).

     "Designated Office" is the administrative office servicing your contract. It is currently the Retirement and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios, each of which has its own investment objectives.

     "Investment Divisions" are parts of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "Systematic Withdrawal Income Program (SWIP)" refers to an optional automatic withdrawal program in which you may choose to receive periodic payments for either a stated amount or as a percentage of your account balance. Your SWIP anniversary will be the date your first payment is made. SWIP may be stopped at any time. SWIP payments will be taken pro rata from each investment division and the Fixed Interest Account based on the account balance in each division and Fixed Interest Account at the time a payment is paid, or by some other method to which you and we agree at the time SWIP is elected.

RSC 31210                              1

     "We", "Us", "Our"  and MetLife refer to Metropolitan Life Insurance
     Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this contract. You may exercise all rights under this contract. Your rights are nonforfeitable, i.e., your rights cannot be taken away.

2. HOW ARE CONTRIBUTIONS ALLOCATED AND HOW MUCH MONEY CAN BE CONTRIBUTED UNDER MY CONTRACT?

     Annuity contributions may be made at any time while you are alive and before the date income payments start. However, except for rollovers from other qualified contracts and employer contributions to a SEP, contributions cannot be made during or after the calendar year in which you attain age 70 1/2. Whenever SWIP is in effect, contributions may not be made under an automatic procedure. For example, "check-o-matic", under which you have instructed your bank to send us contributions from your checking account, would not be allowed. All contributions should be sent to our designated office. No contribution will be credited before the Contract Date.

     You choose how contributions are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new contributions by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all contributions is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will accept under your contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the Code, we will accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your account balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the Code; and (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(c), 403(a)(4) and 403(b)(8) of the Code. We will also accept additional contributions, if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. You are not required to make additional contributions.

RSC 31210                              2

3.   CAN MY CONTRACT BE CANCELED?

     If we do not receive an initial contribution within 120 days of the Contract Date, this contract may be canceled. Also, we may, if permitted by law, cancel your contract by paying you its full withdrawal value as if you had asked for a full cash withdrawal if: (a) we do not receive any contributions under your contract for over 36 consecutive months; (b) the account balance is less than $2,000; and (c) such account balance if accrued with interest to age 70 at 3% would provide less than $20 per month using the factor from Table B on page 13.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be in a form acceptable to us, signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. We may require a minimum withdrawal of at least $500 (or the entire account balance, if less). If you make a partial withdrawal, we will first withdraw any amounts from contributions that can be withdrawn with no withdrawal charge, then withdraw amounts from contributions subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on contributions, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Contract withdrawal charges are imposed separately on each contribution (i.e., not on the account balance as a whole) for the first seven contribution years as shown in the following table.

               ----------------------------------------------------
                            DURING CONTRIBUTION YEAR
                  1    2     3     4     5     6     7   8 &
                                                         Beyond
                  7%   6%    5%    4%    3%    2%    1%   0%
               ----------------------------------------------------

     To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from contributions that can be withdrawn without a withdrawal charge, then from other contributions, and then from earnings-in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division proportional to the withdrawal that is being made. In calculating the withdrawal charge, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     No contract withdrawal charge will apply:

     (a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (b) To any withdrawal made under item 13 to provide income payments for life, or for a period of five years or more if the payments cannot be

RSC 31210                              3

PAGE>

          accelerated.

     (c)  To any withdrawal made under item 14 after your death.

     Also, if your contributions have been 100% allocated to the Fixed Interest Account and if you have never made any transfers to the Separate Account (other than automatic transfers of amounts equal to your interest), cumulative withdrawal charges will never be more than your earnings.

     In addition, the first withdrawal in a contract year will be exempt from the withdrawal charge to the extent of the greater of:

     (i) those contributions, if any, made eight or more contribution years ago, and

     (ii) 10% of your account balance.

     If you have elected the Systematic Withdrawal Income Program (SWIP), the SWIP amount to be paid in each subsequent 12 month period beginning on the SWIP anniversary will, for purposes of the 10% free corridor provision, be considered a single withdrawal as of the SWIP anniversary. If the SWIP withdrawal is the first in a contract year, withdrawal charges will not apply to any payment until cumulative SWIP payments from the SWIP anniversary exceed the greater of:

     (i) those contributions, if any, made eight or more contribution years ago, and

     (ii) 10% of your account balance.

     For partial withdrawals, we reduce the account balance as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, including full withdrawals from an investment division and from the Fixed and Separate Accounts, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four contributions of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a contract year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all contributions no longer subject to withdrawal charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a

RSC 31210                              4
     single account). We then take $1,500 from the second contribution (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383,61.

     If in the same contract year you then take a full withdrawal, we multiply the remaining $500 from your second contribution by 3% ($15), the third $2,000 contribution by 5% ($100), and the fourth $2,000 contribution by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency: We would, of course, credit interest during any delay.

5.   HOW IS INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT?

     Interest on each contribution allocated to the Fixed Interest Account will be credited from the date the contribution is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of:
     (a) the date we pay them under item 14, (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments under item 13.

     Interest rates will be set by us from time to time, but will never be less than 3%. A different interest rate may apply to each contribution depending on the date the contribution is received at our designated office or on other factors such as total account balance. The declared interest rate in effect when a new contribution is received will be credited on that contribution until the last day of the first contribution year. A new interest rate will be declared for each new contribution year and will apply both to the original contribution and all earnings on that contribution. We may declare interest rates for one year periods starting on the date the contribution is received, instead of based on contribution years. If we do so we will tell you in advance. We will only do this for new contributions.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the contribution is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     The Fixed Interest account balance is subject to any withdrawal charges and administrative fees that may apply.

RSC 31210                                  5

6.   WHAT IS THE SEPERATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the contribution, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or if the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Contributions to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of

RSC 31210                              6
     the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers without charge by telling us.

     If you make a transfer from the Fixed Interest Account, we will take the transfer from the same contributions and earnings as if it had been a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account (or from the Separate Account to the Fixed Interest Account and then from the Fixed Interest Account to the Separate Account) within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer, the Fixed Interest Account Balance will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer from the Separate Account and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer from the Separate Account will be treated as a new contribution to the Fixed Interest Account and will earn the current interest rate for new contributions.

RSC 31210                              7

8.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CONTRACT?

     These rules currently affect your contract in several ways:

     (a) Contributions may be tax-deductible and the interest earned on your contributions will be tax-deferred. Withdrawals before age 59 1/2 may be subject to a 10% tax penalty.

     (b) You must start to receive distributions from your IRAs no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. For each year after you reach age 70 1/2, a distribution must be made on or before December 31. Payment must be in a lump-sum or in equal or substantially equal payments over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in (iii) and (iv) above. Your life expectancy or the life expectancy of a spouse beneficiary may be recalculated annually for purposes of required minimum distributions. An election not to recalculate is irrevocable and, therefore, applies to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Withdrawals must be made in accordance with the minimum distribution requirements of Code Sections 408(a)(6) or 408(b)(3) and 401(a)(9) and the regulations thereunder, including the incidental death benefit provisions of Regulation 1.401
          (a)(9)-2.

     (c) An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

     (d) In order to preserve the status of your contract as an IRA or SEP and to comply with Federal income tax rules, we have the right to amend its provisions. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

     We will refund all or part of your account balance, if necessary, to maintain your contract as an IRA or SEP. If we make such refunds or payments, we will adjust your account balance accordingly. To the extent required by the Code. we will use refunds to buy additional benefits or to make new contributions before the end of the next calendar year.

9.   MAY I ASSIGN THIS CONTRACT, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as an IRA or a SEP, your contract is not transferable. Your contract may not be sold, assigned, discounted or pledged as collateral

RSC 31210                              8
     for a loan.

10.  ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No, your contract is nonparticipating and does not share in any distribution of our surplus.

11.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     At the end of each contract year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from contributions and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when your contract ends. We may also waive the fee for other reasons. If we waive the fee for any reason not specified above, we will tell you. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

12.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement with details on contributions, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to ask for additional information, to make transfers, to change your allocation for new contributions, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

13.  CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE?

     Yes. You can receive periodic income payments guaranteed for life. These payments may also be guaranteed for a specified number of years. Other payment plans may be arranged with us.

     You may start to receive income payments at any date you choose if it is more than 12 months after the contract date and you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan or make a full cash withdrawal, we will assume that you are receiving all required distributions from other IRAs

RSC 31210                              9
     and that you want this contract to remain in effect. We will continue this contract in effect until you direct us otherwise.

     Only income plans that comply with Federal income tax rules, described in item 8, will be allowed.

     If your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age or sex. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference plus interest at six percent. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment. No adjustment for sex will be made under a SEP or where prohibited by law.

14.  WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to choose one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be made in equal shares , unless you tell us otherwise.

     If you die before withdrawals have begun under item 8(b), the entire death benefit under this contract must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following the year of your death. If Treasury regulations allow, we may permit our payments to start later.

     If you die while withdrawals are being taken in accordance with item 8(b) the entire remaining interest in the contract must be distributed at least as rapidly as under the method of distribution being used at the time of your death.

     If your surviving spouse is your beneficiary, he or she may instead elect to have your contract treated as his or her own.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

RSC 31210                             10

     The death benefit is the greatest of:

     a. The entire account balance as of the date of settlement after we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted) or

     b.   The total contributions made less any withdrawals and fees, or

     c. The highest account balance as of the end of the calendar year in which any prior five year (5th, 10th, 15th, etc.) contract anniversary occurs, less any later withdrawals and any applicable administrative fees.

15.  WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the rest of any guaranteed period for the income plan chosen: if the guaranteed period has ended or if there is none, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person reduced by any payments made after the date of death. The Code requires payments to be distributed at least as rapidly as under the method of distribution being used prior to your death.

16.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start under item 13. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start under item 13, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, the survivor can change the beneficiary. The person over whose life payment is being made cannot be changed.

17.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 13. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal

RSC 31210                             11
     amount at the time annuity payments start.

18. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose certain income plans for your beneficiary which we will honor at your death, unless income payments are already being made under item 13 at that time. Such income plan must provide for payments of your remaining interest in the contract over your beneficiary's life or over a period not exceeding his or her life expectancy. Such income payments must start by the end of the calendar year following the year of your death.

     If you die while withdrawals are being taken in accordance with item 8(b), the entire remaining interest in the contract must be distributed at least as rapidly as under the method of distribution being used at the time of your death.

19.  DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

RSC 31210                             12

                                TABLE OF VALUES

                    Minimum Fixed interest Account Balance
                   Age 45 - Life Annuity - 10 Years certain
 (For a Contract without any partial withdrawals or transfers to the Separate
                                   Account)
Basis: $1,000 annual deposit allocated to the Fixed Interest Account deposit at the beginning of each year
                Values are not proportional for other deposits
                           ---

----------------------------------------------------------------------------------------------------------------------------------
                                TABLE A                                                       TABLE B
               -------------------------------------------------------------------------------------------------------------------
     End of           Minimum             Guaranteed             Age               Guaranteed Minimum Monthly Income
    contract       Fixed Interest          Minimum               When            Per $1,000 of Account Balance Applied
      Year            Account           Fixed Interest         Applied
                      Balance               Account
                                            Balance                             Male           Female          Unisex
----------------------------------------------------------------------------------------------------------------------------------
1                    $1,010.75             $1,000.00              59            $4.16           $3.84           $3.96
2                    $2,051.07             $2,000.00              60            $4.24           $3.90           $4.02
3                    $3,122.61             $3,000.00              61            $4.31           $3.96           $4.09
4                    $4,226.28             $4,023.19              62            $4.40           $4.02           $4.16
5                    $5,363.07             $5,129.16              63            $4.48           $4.09           $4.24
6                    $6,533.97             $6,277.04              64            $4.57           $4.16           $4.32
7                    $7,739.98             $7,467.72              65            $4.67           $4.24           $4.40
8                    $8,982.18             $8,702.18              66            $4.77           $4.31           $4.49
9                   $10,261.65             $9,981.65              67            $4.88           $4.40           $4.59
10                  $11,579.50            $11,299.50              68            $4.99           $4.48           $4.69
11                  $12,936.88            $12,656.88              69            $5.11           $4.57           $4.79
12                  $14,334.99            $14,054.99              70            $5.23           $4.77           $4.90
13                  $15,775.04            $15,495.04              71            $5.36           $4.88           $5.02
14                  $17,258.29            $16,978.29              72            $5.49           $4.99           $5.14
15                  $18,786.04            $18,506.04              73            $5.63           $5.11           $5.27
16                  $20,359.62            $20,079.62              74            $5.78           $5.23           $5.40
17                  $21,980.41            $21,700.41              75            $5.93           $5.36           $5.55
18                  $23,649.82            $23,369.82
19                  $25,369.32            $25,089.32
20                  $27,140.40            $26,860.40
Age 60              $18,786.04            $18,506.04
Age 65              $27,140.40            $26,860.40
Age 70              $36,825.38            $36,545.38
----------------------------------------------------------------------------------------------------------------------------------

The interest rate used to determine the values shown above is the 3% guaranteed minimum rate applicable to the Fixed Interest Account. Values during the year will include interest for the completed part of the year.

The guaranteed Fixed Interest Account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge. The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee is charged and deducted from the account balance at the end of each Contract Year.

Contract values will never be less than the minimum benefits required by the laws of the state where this contract is delivered. We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. On request we will provide the method of computation and values for years not shown.

The guaranteed minimum monthly income at the ages shown in Table B are the minimum amount per $1,000 of account balance we would pay over the annuitant's lifetime with a guaranteed payment period of 10 years. This and other income plans that you may choose are described in item 13. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) and expenses appropriate for maintaining the contract. Unisex rates apply to SEP contracts and where required by state law.

RSC 31210                             13

      ====================================================================
                                     INDEX
      --------------------------------------------------------------------
             Subject                               Q & A # ('s)    Page(s)
      --------------------------------------------------------------------
        Administrative Fees                            11            9
        Assignment                                      9            8
        Beneficiary                                    16           11
        Cancellation                                    3            3
        Computation of Values                          17           11
        Contract and Authority                         19           12
        Contributions                                   2            2
        Death Benefit                                14, 15       10, 11
        Definitions                                     1            1
        Dividends                                      10            9
        Fixed Interest Account                          5            5
        Income Payments                              13, 18        9, 12
        Information We Give You                        12            9
        Separate Account and Investment Divisions       6            6
        Tax Rules                                       8            8
        Transfers                                       7            7
        Withdrawals                                     4            3
      ===================================================================


                                     NOTICE
When you write to us, please give us your name, address and contract number:
Please notify us promptly of any address changes. We will write to you at your last known address.

Our Board of Directors is elected by our contract holders. For details on how to vote, write to our Secretary at the designated office.

Checks, drafts or money orders must be drawn to the order of MetLife. All payments must be made in U.S. currency.


                     MULTIFUNDED DEFERRED ANNUITY CONTRACT
ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY



_________________________________________          _____________________
Countersigned and delivered by

RSC 31210                             14

                                                            EXHIBIT (4)(d)(i)(B)

Filed with Post-Effective Amendment No. 11 to this
Registration Statement on Form N-4 on March 1, 1991.

                        [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State

              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                          MULTIFUNDED ANNUITY CONTRACT

     This contract is an Individual Retirement Annuity under Section 408 (b) of the Internal Revenue Code. It may also be used as a Simplified Employee Pension Plan under Section 408 (k) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

                                SPECIFICATIONS

          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          MARKET


          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                            10-DAY RIGHT TO EXAMINE

     You may return your contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.


/s/ Richard M. Blackwell            /s/ Robert G. Schwartz
Richard M. Blackwell                Robert G. Schwartz
Vice-President and Secretary        Chairman of the Board, President and Chief
                                    Executive Officer

                                  Cover Page

38PP-90 (IRA-1)                                                      SPECIMEN

                        [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State

              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is an Individual Retirement Annuity under Section 408 (b) of the Internal Revenue Code. It may also be used as a Simplified Employee Pension Plan under Section 408 (k) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

                                SPECIFICATIONS
          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          MARKET


          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                            20-DAY RIGHT TO EXAMINE

     You may return your contract to us at our designated office or to the person through whom you purchased it within 20 days of the date you receive it. If you return it within the 20 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.


/s/ Richard M. Blackwell            /s/ Robert G. Schwartz
Richard M. Blackwell                Robert G. Schwartz
Vice-President and Secretary        Chairman of the Board, President and Chief
                                    Executive Officer

                                  Cover Page

                        [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State

              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is an Individual Retirement Annuity under Section 408 (b) of the Internal Revenue Code. It may also be used as a Simplified Employee Pension Plan under Section 408 (k) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

                                SPECIFICATIONS
          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          MARKET


          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                            30-DAY RIGHT TO EXAMINE

     You may return your contract to us at our designated office or to the person through whom you purchased it within 30 days of the date you receive it. If you return it within the 30 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.

/s/ Richard M. Blackwell            /s/ Robert G. Schwartz
Richard M. Blackwell                Robert G. Schwartz
Vice-President and Secretary        Chairman of the Board, President and Chief
                                    Executive Officer
                                                                        P08C01

                                  Cover Page

                        [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State

              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                          MULTIFUNDED ANNUITY CONTRACT

     This contract is an Individual Retirement Annuity under Section 408 (b) of the Internal Revenue Code. It may also be used as a Simplified Employee Pension Plan under Section 408 (k) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

                                SPECIFICATIONS
          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          MARKET


          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

RIGHT TO CANCEL You may cancel this contract by delivering or mailing a written notice or sending a telegram to Metropolitan Life Insurance Company at 72 Eagle Rock Avenue, East Hanover, New Jersey 07936 or to your Sales Representative and by returning the contract before midnight of the tenth day after the date you receive the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. We will return all payments made for this contract within ten days after we receive notice of cancellation and the returned contract.

/s/ Richard M. Blackwell            /s/ Robert G. Schwartz
Richard M. Blackwell                Robert G. Schwartz
Vice-President and Secretary        Chairman of the Board, President and Chief
                                    Executive Officer

                                  Cover Page

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Account Balance" is the entire amount we hold under this contract for you.

     "Code" means the Internal Revenue Code.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Deposit" refers to money received by us in this annuity contract.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your contract. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this contract. You may exercise all rights under this contract. Your rights are nonforfeitable, i.e., your rights cannot be taken away.

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

     Annuity deposits may be made at any time while you are alive and before the date income payments begin. All deposits should be sent to our designated office. No deposit will be credited before the contract date.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will accept under your contract each amount you deposit up to the $2,000 annual amount limitation of the Code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the Code, we will accept deposits permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your account balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the Code; (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3) (prior to repeal) and 409(b)(3)(C) (prior to repeal) of the Code. We will also accept additional deposits, if the annual amount limitation in the Code should increase or if other types of deposits are or become permitted by the Code. You are not required to make additional deposits.

3.   CAN MY CONTRACT BE CANCELLED?

     If we do not receive deposits under your contract for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your contract by paying you its full withdrawal value as if you had asked for a full cash withdrawal.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500. If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out"
     (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Contract withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

              ---------------------------------------------------
                              During Deposit Year

                1    2    3     4    5    6    7    8  & Beyond

                7%   6%   5%    4%   3%   2%   1%   0%
              ---------------------------------------------------

     To determine the withdrawal charge we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     No contract withdrawal charge will apply:

     (a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (b) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (c)  To any withdrawal made under item 14 after your death.

     In addition, the first withdrawal in a contract year will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed to make the exemption equal 10% of your account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a contract year, we would allow the greater of: (a) the first 10% of your total Account Balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total Account Balance is $7,383.61

     If in the same contract year you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) the date we pay them under item 14, (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value. A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the separate account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investments divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CONTRACT?

     These rules affect your contract in several ways:

     (a) Deposits may be tax-deductible and the interest earned on your deposits will be tax-deferred. Withdrawals before age 59 1/2 may be subject to a 10% tax penalty.
                                                                       P08A07

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in (iii) and (iv) above. Withdrawals must be made in accordance with Code Section 401(a)(9) and the regulations thereunder, including Regulation 1.401(a)(9)-2. Any withdrawal or income option under this contract which is inconsistent with Federal income tax rules is not valid.

     (c) In order to preserve the status of your contract as an IRA or SEP, we have the right to interpret this contract to make it comply with Federal income tax rules or to amend its provisions in order to do so. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

          We will refund all or part of your account balance, if necessary, to maintain your contract as an IRA or SEP. If we make such refunds or payments, we will adjust your account balance accordingly. To the extent required by the Code we will use refunds to buy additional benefits or to make new deposits before the end of the next calendar year.

9.   MAY I ASSIGN THIS CONTRACT, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as an IRA or a SEP, your contract is not transferable. Your contract may not be sold, assigned, discounted or pledged as collateral for a loan.

10.  ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No, your contract is nonparticipating and does not share in any distribution of our surplus.

11.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     At the end of each contract year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when your contract ends. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

                                                                        P08A08

12.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

13. CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the contract date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

     Only income plans that comply with Federal income tax rules, described in item 8, will be allowed.

     If your date of birth is not correct on the application for your contract, we will adjust the income payments to agree with your correct age. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment. No adjustment for sex will be made under a SEP.

14.  WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.
                                                                         P08A09

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     The entire death benefit under this contract must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your contract as owner until the later of: (a) the end of the calendar year that you would have reached age 70 1/2, and (b) the end of the calendar year following the year of your death. If your surviving spouse dies before payments to him or her start, we will apply these rules as if he or she were you.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b.   The total deposits made less any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) contract anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

15.  WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. The Code requires payments to be distributed at least as rapidly as under the method of distribution being used prior to your death.

16.  WHO IS MY BENEFICARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

17.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 11. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

18. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

19.  DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

                                TABLE OF VALUES

                    Minimum Fixed Interest Account Balance

               (For a Contract without any partial withdrawals)

   Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.

  Values are not proportional for other deposits.
             ---

--------------------------------------------------------------------------------
                      TABLE A                                 TABLE B
           ---------------------------------------------------------------------
 End of      Minimum         Guaranteed         Guaranteed    Minimum   Monthly
Contract     Account     Minimum     Account
  Year       Balance     Withdrawal   Value     Male           Female    Unisex
--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee has been deducted from the values in Table A as of the end of each contract year.

Contract values will never be less than the minimum benefits required by the law of the state where this contract is delivered. We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the years shown and you begin payments at age 70. This and other income plans that you may choose are described in item 13. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). Unisex rates apply only to SEP contracts and where required by state law.
                                                                  P08A12

                                     INDEX

     Subject                                           Q&A #(s)      Page(s)
Admininstrative Fees                                    11              7
Age                                                     13              8
Allocation of Deposits                                   2              2
Assignment                                               9              7
Beneficiary                                             16             10
Cancellation                                             3              2
Computation of Values                                   17             10
Contract and Authority                                  19             10
Death Benefit                                           14,15           8,9
Definitions                                              1              1
Deposits                                                 2              2
Dividends                                               10              7
Fixed Interest Account                                   5              4
Income Payments                                         13,18           8,10
Information We Give You                                 12              8
Separate Account and Investment Divisions                6              5
Tax Rules                                                8              6
Transfers                                                7              6
Withdrawals                                              4              2

                                    NOTICE

     When you write to us, please give us your name, address and contract number.

     Please notify us promptly of any address changes. We will write to you at your last known address.

     Checks, drafts or money orders must be drawn to the order of MetLife. All payments must be made in U.S. currency.

                         MULTIFUNDED ANNUITY CONTRACT

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY


     ____________________________________              _________________
     Countersigned and delivered by                    Date

                                                                EXHIBIT(4)(D)(I)



Filed as Exhibit (5)(F)(I) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT

This endorsement is a part of the Contract to which it is attached.

1. The DEATH BENEFIT provision is deleted in its entirety and the following provisions substituted:

   DEATH BENEFIT

   If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. However, your beneficiary may choose to receive payment under one of the income plans described in
   Section IV instead of a single sum, subject to the following limitations:

     a. Distribution under the income plan can only be over the life of the beneficiary or over a fixed period not extending beyond the life expectancy of such beneficiary.

     b. Distribution under the income plan must begin not later than 1 year after the date of your death (or such later date as the Secretary of Treasury may by regulations prescribe) except that if the beneficiary is your spouse such distribution need not begin earlier than the date on which you would have reached age 70 1/2, had you lived, if later.

     c. If the beneficiary is your spouse and he or she dies before distribution under an income plans begins, such spouse shall be deemed to be the owner of this Contract for purposes of determining when payments must begin pursuant to this provision; and

     d. If your beneficiary's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death your beneficiary must receive payment in one sum.

   If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than 5 years after your death.

   If you die after the Retirement Date, whether or not payments will continue after your death depends upon which income plan option you have chosen. Those provisions are set forth in Section IV.

2. The second and third paragraphs of the RETIREMENT BENEFIT provision are deleted and the following language is substituted:

   You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30 and not more than 180 days after we receive your choice but may not be later than April 1 of the year following the year in which you reach age 70 1/2.

   If you have not chosen a Retirement Date we will pay the Account Balance to you in one sum as of April 1 of the year following the year in which you reach age 70 1/2.

3. The DURATION OF INCOME PLANS provision is amended by adding the following:

   If payments have begun under an income plan and you die before your entire interest has been distributed, the remaining portion, if any, of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

4 The Contract is further amended to provide that whenever the term "spouse-beneficiary" is used, it is amended to read "beneficiary". References to your spouse or surviving spouse on page 11, 12, and 14 are amended to refer to your beneficiary or your surviving beneficiary, respectively. The words "and are married" are deleted from the DURATION OF INCOME PLANS, item
   (iii), on page 12.


                                            /s/ Harry P. Kamen
                                         --------------------------------------
                                            Harry P. Kamen
                                            Senior Vice-President and Secretary

                                                               EXHIBIT(4)(D)(II)



Filed as Exhibit (5)(F)(II) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT

             This endorsement is a part of the Contract to which it is attached.

             1. The DEATH PROCEEDS provision is deleted in its entirety and the following provisions substituted:

                DEATH PROCEEDS

                If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. However, your beneficiary may choose to receive payment under one of the income plans described in
                Section IV instead of a single sum, subject to the following limitations:

                  a. Distribution under the income plan can only be over the life of the beneficiary or over a fixed period not extending beyond the life expectancy of such beneficiary.

                  b. Distribution under the income plan must begin not later than 1 year after the date of your death (or such later date as the Secretary of Treasury may by regulations prescribe) except that if the beneficiary is your spouse such distribution need not begin earlier than the date on which you would have reached age 70 1/2, had you lived if later.

                  c. If the beneficiary is your spouse and he or she dies before distribution under an income plans begins. such spouse shall be deemed to be the owner of this Contract for purposes of determining when payments must begin pursuant to this provision: and

                  d. If your beneficiary's 75th birthday occurs before we
                     receive proof of death, or if proof is received more than one year after your death your beneficiary must receive payment in one sum.

                If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than 5 years after your death.

                If you die after the Retirement Date, whether or not payments will continue after your death depends upon which income plan option you have chosen. Those provisions are set forth in
                Section IV.

             2. The second and third paragraphs of the RETIREMENT BENEFIT provision are deleted and the following language is substituted:

                You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30 and not more than 180 days after we receive your choice but may not be later than April 1 of the year following the year in which you reach age 70 1/2.

                If you have not chosen a Retirement Date we will pay the Account Balance to you in one sum as of April 1 of the year following the year in which you reach age 70 1/2.

             3. The DURATION OF INCOME PLANS provision is amended by adding the following:

                If payments have begun under an income plan and you die before your entire interest has been distributed, the remaining portion, if any, of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

             4. The Contract is further amended to provide that whenever the term "spouse beneficiary" is used, it is amended to read "beneficiary." References to your spouse or surviving spouse on pages 11, 12, and 14 are amended to refer to your beneficiary or your surviving beneficiary, respectively. The words "and are married" are deleted from the DURATION OF INCOME PLANS, item
                (iii), on page 12.

                                                            /s/ Harry P. Kamen
                                                            ------------------

R.S. 960  January 1985

                                                              EXHIBIT(4)(D)(III)



Filed as Exhibit (5)(F)(III) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

            [LOGO OF METROPOLITAN INSURANCE COMPANIES APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

          Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.


     ISSUE DATE                                             CONTRACT NUMBER
     08-01-84                                               123 456 789 VF




________________________________________________________________________________
     OWNER

                                   JOHN DOE

         /s/ Harry P. Kamen                    /s/ John J. Creedon
         -----------------------------        -------------------------------
             Harry P. Kamen                        John J. Creedon
             Senior Vice-President and             President and chief Executive
             Secretary                             Officer

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chose Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

RIGHT TO CANCEL

THIS CONTRACT IS A LEGAL CONTRACT BETWEEN YOU AND METROPOLITAN. READ THIS CONTRACT CAREFULLY. YOU HAVE THE
RIGHT TO CANCEL THIS CONTRACT. TO DO SO:

 . GIVE WRITTEN NOTICE TO METROPOLITAN AT ONE MADISON AVENUE, NEW YORK, N.Y.
  10010, OR TO YOUR SALES REPRESENTATIVE
 . RETURN THE CONTRACT BEFORE MIDNIGHT OF THE TENTH DAY AFTER YOU RECEIVE IT.

NOTICE OR RETURN BY MAIL IS EFFECTIVE ON BEING POSTMARKED. IF SO RETURNED, THE CONTRACT WILL BE VOID FROM THE BEGINNING METROPOLITAN WILL REFUND AN AMOUNT EQUAL TO THE SUM OF A) THE DIFFERENCE BETWEEN THE PREMIUMS PAID INCLUDING ALL CONTRACT FEES OR OTHER CHARGES AND THE AMOUNTS ALLOCATED TO ANY SEPARATE ACCOUNTS UNDER THE CONTRACT AND B) THE CASH VALUE OF THE CONTRACT, OR, IF THE CONTRACT DOES NOT HAVE A CASH VALUE, THE RESERVE FOR THE CONTRACT, ON THE DATE THE RETURNED CONTRACT IS RECEIVED BY THE INSURER OR ITS AGENT. METROPOLITAN WILL RETURN ALL PAYMENTS MADE FOR THIS POLICY WITHIN TEN DAYS AFTER METROPOLITAN OR ITS AGENT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY.

38VM-84 IL, MN                         1
                                            See Table of Contents on back cover.

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                     MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without Any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

     --------------------------------------------------------------
                                           MINIMUM
                END OF                  FIXED INTEREST
               CONTRACT                    ACCOUNT
                 YEAR                      BALANCE
     --------------------------------------------------------------
                   1                       $ 1,030
                   2                         2,091
                   3                         3,184
                   4                         4,309
                   5                         5,468
                   6                         6,662
                   7                         7,892
                   8                         9,159
                   9                        10,464
                  10                        11,808
                  11                        13,192
                  12                        14,618
                  13                        16,086
                  14                        17,599
                  15                        19,157
                  16                        20,762
                  17                        22,414
                  18                        24,117
                  19                        25,870
                  20                        27,678
                  21                        29,537
                  22                        31,453
                  23                        33,426
                  24                        35,459
                  25                        37,553
     --------------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

38VM-84 IL, MN                         3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC.
          (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN
          THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

38VM-84  IL, MN

             The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section ill only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We" "us" and "our" refer to Metropolitan Life Insurance Company.

The ""Retirement Date"" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the date of issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement, (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code, and (iii) rollover contributions from a

38VM-84 IL, MN                         5             (Continued on reverse side)
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in section iv. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2. If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire account balance will be paid no later than five years after your death. if your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouses 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date. whether or not payments will continue after your death depends on which income plan opt ion you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any early Withdrawal Charge.


                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

38VM-84  IL, MN                                    (Continued on following page)
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a valuation period ends. If the withdrawal is made to provide an income plan. The withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no pervious withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 1 0% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

38VM-84 IL, MN                         7            (Continuing on reverse side)
          for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column 11 of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

     YOUR FULL YEARS
       OF CONTRACT
     PARTICIPATION
     AT WITHDRAWAL               COLUMN I            COLUMN II
         less than 3               0.07                1.07
     3 but less than 4             0.06                1.06
     4 but less than 5             0.05                1.05
     5 but less than 6             0.04                1.04
     6 but less than 7             0.02                1.02
     7 or more                     0.00                1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

        YOUR AGE
     (LAST BIRTHDAY)
      AT WITHDRAWAL              COLUMN I            COLUMN II
       69 or over                 0.00                  1.00
           68                     0.01                  1.01
           67                     0.02                  1.02
           66                     0.03                  1.03
           65                     0.04                  1.04
           64                     0.05                  1.05
           63                     0.06                  1.06

                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

38VM-84 IL, MN

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an individual Retirement Annuity as described in Section 408(B) of the code. We will interpret and administer the Contract as required by thE Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforteitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth, as shown in your application to this contract, is not correct, we will adjust the benefit under your Contract. The adjusted benefits will be those that would have been provided at the correct age. Any overpayment or underpayment, together with interest a 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our president a Vice-president, or our Secretary may (a) make or change your contract; or (b) make any binding promises about contract benefits; or (c) change or waive any of the terms. Of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver or your contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each account.

INCONTESTABILITY--We will not contest the validity of you Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn on transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

38VM-84  IL, MN                        9             (Continued on reverse side)

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--WE will credit interest to A subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate interest will remain in effect without change to the subpart Maturity Date.

In no event will the rate of interest credited on amount while in any subpart be less than an effective annual rate 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any 0ther business we conduct. We may from time to time transfer our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charge against the Separate Account without regard to our 0ther income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase, payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84  IL, MN

                                 SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings) or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar Contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges. but without increasing the aggregate amount charged in connection with this Contract. For example, If we purchase investments (such as stocks and bonds) instead of buying shares of an investment company. We will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date. or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1 983 Table a (Metropolitan Adjusted). On request we will tell you, or your spouse after your death. what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

38VM-84  IL, MN                        11            (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

    (i)   the Annuitant's life, if a single life income plan is chosen.

   (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after "the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE-We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

38VM-84 IL, MN

                            OPTIONAL INCOME TABLES

          ----------------------------------------------------------
          OPTION A--Term Certain Income Plan
          ----------------------------------------------------------
                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
          ----------------------------------------------------------
                10 Years           15 Years          20 Years
                 $9.37              $6.70             $5.37
          ----------------------------------------------------------

          ----------------------------------------------------------
          OPTION B--Single Life Income Plan
          ----------------------------------------------------------
              Annuitant's                  Guaranteed Minimum
              Age on Date                 Monthly Income Payment
           Income Plan Starts           per $1,000 of Consideration
          -----------------------------------------------------------
                  55                              $3.85
                  56                               3.91
                  57                               3.98
                  58                               4.05
                  59                               4.12

                  60                               4.19
                  61                               4.27
                  62                               4.36
                  63                               4.45
                  64                               4.54

                  65                               4.64
                  66                               4.75
                  67                               4.86
                  68                               4.99
                  69                               5.11

                  70                               5.25
          -----------------------------------------------------------

          On request, we will furnish rates not shown above.

          -----------------------------------------------------------
          OPTION B1--Term Certain And Single Life Income Plan
          -----------------------------------------------------------
              Annuitant's     Guaranteed Minimum Monthly Income Plan
              Age on Date      Payment per $1,000 of Consideration if
           Income Plan Starts         Term Certain Period is:
          -----------------------------------------------------------
                                10 Years     15 Years     20 Years
          -----------------------------------------------------------
                  55             $3.83        $3.80        $3.75
                  56              3.89         3.85         3.80
                  57              3.95         3.91         3.85
                  58              4.01         3.97         3.91
                  59              4.08         4.03         3.96

                  60              4.15         4.10         4.02
                  61              4.23         4.17         4.08
                  62              4.31         4.24         4.14
                  63              4.39         4.31         4.20
                  64              4.48         4.39         4.26

                  65              4.57         4.47         4.33
                  66              4.67         4.55
                  67              4.77         4.64
                  68              4.88         4.73
                  69              4.99         4.82

                  70              5.11         4.92
          -----------------------------------------------------------

          On request, we will furnish values not shown above.

38VM  IL, MN                          13

          --------------------------------------------------------------
          OPTION C --JOINT and Survivor Life Income Plan
          --------------------------------------------------------------
                             Guaranteed Minimum Monthly Income Plan
           Age on Date of     Payment to you per $1,000 of Considera-
              Purchase*        tion if percentage of Monthly Income
                              Payment Payable to Surviving Spouse is:
          --------------------------------------------------------------
                            50%       66 2/3%       75%      100%
          --------------------------------------------------------------
              55 and 60    $3.68       $3.63       $3.60    $3.52
              60 and 55     3.83        3.72        3.67     3.52
              60 and 60     3.91        3.82        3.78     3.66
              60 and 65     3.97        3.91        3.87     3.78

              65 and 60     4.16        4.03        3.96     3.87
              65 and 65     4.26        4.15        4.10     3.94

              70 and 65     4.61        4.43        4.35     4.11
              70 and 70     4.76        4.61        4.54     4.35
          -----------------------------------------------------------
          * In each pair of ages, the first age is your age and the second age is your spouse's.
          -----------------------------------------------------------

          On request, we will furnish rates not shown above.

38VM-84  IL, MN

                                     NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered ______________________ 19____ By____________________


                               TABLE OF CONTENTS

                                                                            PAGE
TABLE OF VALUES                                                               3

DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT                       4

UNDERSTANDING THIS CONTRACT                                                   5

DEFINITIONS                                                                   5

PURCHASE PAYMENTS                                                             5
 When Payable and Credited                                                    5
 Where Payable                                                                6
 Allocation of Purchase Payments                                              6

BENEFITS                                                                      6
 Retirement Benefit                                                           6
 Death Benefit                                                                6
 Dividends                                                                    6
 Cash Withdrawal Values                                                       6

WITHDRAWALS FROM YOUR ACCOUNTS                                                6

EARLY WITHDRAWAL CHARGE                                                       7
 Amount of Early Withdrawal Charge                                            8

ADMINISTRATIVE CHARGES                                                        8

GENERAL PROVISIONS                                                            9
 The Contract                                                                 9
 Tax-Qualified Status                                                         9
 Ownership                                                                    9
 Assignment                                                                   9
 Beneficiary                                                                  9
 How to Change the Beneficiary                                                9
 Age and Sex                                                                  9
 Limitation on Sales
 Representative's Authority                                                   9
 Communications                                                               9
 Annual Reports                                                               9
 Incontestability                                                             9
 Termination                                                                  9

FIXED INTEREST ACCOUNT                                                        9
 Subparts of the Fixed Interest Account                                       9
 Interest Credited to the Fixed Interest Account                             10

SEPARATE ACCOUNT                                                             10
 Definitions                                                                 10
 Separate Account                                                            10
 Maintainance of the Separate Account                                        10
 Valuation of Investment Divisions                                           10
 Deferment                                                                   11
 Right to Make Changes                                                       11

OPTIONAL INCOME PLANS                                                        11
 Definitons                                                                  11
 Choice of Income Plans                                                      11
 Duration of Income Plans                                                    12
 Proof of Living                                                             12
 Supplementary Contract                                                      12

NON LIFE INCOME PLAN                                                         12
 Option A Term Certain
 Income Plan                                                                 12

LIFE INCOME PLANS                                                            12
 Option B Single Life Income Plan                                            12
 Option B1 Term Certain and
 Single Life Income Plan                                                     12
 Option C Joint and Survival
  Life Income Plan-You and Your Spouse                                       12
 Optional Income Tables                                                      13
  Option A                                                                   13
  Option B                                                                   13
  Option B1                                                                  13
  Option C                                                                   14


MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND
ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84  IL, MN

                                                               EXHIBIT(4)(D)(IV)



Filed as Exhibit (5)(F)(IV) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

            [LOGO OF METROPOLITAN INSURANCE COMPANIES APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

      Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.


ISSUE DATE                                                       CONTRACT NUMBER
08-01-84                                                         123 456 789 VF



________________________________________________________________________________
OWNER
                                   JOHN DOE



           /s/ Harry P. Kamen                   /s/ John J. Creedon
          -------------------------            --------------------------
               Harry P. Kamen                       John J. Creedon
               Senior Vice-President                President and Chief
               and Secretary                        Executive Officer


          MULTIFUNDED ANNUITY

          Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death proceeds are available on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

           ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT

           10-DAY RIGHT TO EXAMINE CONTRACT--PLEASE READ THIS CONTRACT. YOU MAY RETURN THIS CONTRACT TO US OR TO THE PERSON THROUGH WHOM YOU BOUGHT IT WITHIN 10 DAYS FROM THE DATE YOU RECEIVE IT. IF YOU RETURN IT WITHIN THE 10 DAY PERIOD, IT WILL THEN BE VOID FROM THE BEGINNING. WE WILL REFUND ANY PURCHASE PAYMENTS RECEIVED.

           See Table of Contents on back cover.

38VM-84 MI                             1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

    BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

        -----------------------------------------------------------
                                                MINIMUM
                END OF                      FIXED INTEREST
               CONTRACT                         ACCOUNT
                 YEAR                           BALANCE
        -----------------------------------------------------------
                   1                            $ 1,030
                   2                              2,091
                   3                              3,184
                   4                              4,309
                   5                              5,468
                   6                              6,662
                   7                              7,892
                   8                              9,159
                   9                             10,464
                  10                             11,808
                  11                             13,192
                  12                             14,618
                  13                             16,086
                  14                             17,599
                  15                             19,157
                  16                             20,762
                  17                             22,414
                  18                             24,117
                  19                             25,870
                  20                             27,678
                  21                             29,537
                  22                             31,453
                  23                             33,426
                  24                             35,459
                  25                             37,553
        -----------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

38VM-84 MI                             3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVlSION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

          The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I
                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.

                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, it the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in section iii, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side

38VM-84 MI                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180 days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH PROCEEDS--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. we will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any administrative charge and minus any Early Withdrawal Charge.

                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with death proceeds.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

                                                   (continued on following page)

38VM-84 MI
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the with-drawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.


                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:


  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) If you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

        (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10%of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

                                                     (Continued on reverse side)

38VM-84 MI                             7
       for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

   YOUR FULL YEARS
     OF CONTRACT
    PARTICIPATION
    AT WITHDRAWAL                COLUMN I            COLUMN II
        less than 3                0.07                 1.07
  3 but less than 4                0.06                 1.06
  4 but less than 5                0.05                 1.05
  5 but less than 6                0.04                 1.04
  6 but less than 7                0.02                 1.02
  7 or more                        0.00                 1.00


Except that for balances in the Fixed Interest Account when you are age 63 or older the factors will not be greater than shown below:

      YOUR AGE
   (LAST BIRTHDAY)
    AT WITHDRAWAL                COLUMN I            COLUMN II
     69 OR OVER                    0.00                 1.00
         68                        0.01                 1.01
         67                        0.02                 1.02
         66                        0.03                 1.03
         65                        0.04                 1.04
         64                        0.05                 1.05
         63                        0.06                 1.06


                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

38VM-84 MI

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makers up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under thiS Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (by) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. at least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. each subpart will have a specified maturity date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

                                                     (Continued on reverse side)

38VM-84 MI                             9

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the dater of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rater of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determiner the valuer of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a valuation period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84 MI

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the retirement date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determiner the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

                                                     (Continued on reverse side)

38VM-84 MI                            11

                                   SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

  (i)   the Annuitant's life, if a single life income plan is chosen.
  (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the dater of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the dater of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. the commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. this income plan is not available as a death benefit.

38VM 84 MI

                            OPTIONAL INCOME TABLES
         ----------------------------------------------------------
          OPTION A--TERM CERTAIN INCOME PLAN
                              GUARANTEED MINIMUM
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
         -------------------------------------------------------------------
              10 Years             15 Years            20 Years
               $9.37                $6.70               $5.37
         -------------------------------------------------------------------

         -------------------------------------------------------------------

          OPTION B--SINGLE LIFE INCOME PLAN
         -------------------------------------------------------------------
                 Annuitant's                       Guaranteed Minimum
                 Age on Date                     Monthly Income Payment
              Income Plan Starts               per $1,000 of Consideration
         -------------------------------------------------------------------
                 55                                        $3.85
                 56                                         3.91
                 57                                         3.98
                 58                                         4.05
                 59                                         4.12

                 60                                         4.19
                 61                                         4.27
                 62                                         4.36
                 63                                         4.45
                 64                                         4.54

                 65                                         4.64
                 66                                         4.75
                 67                                         4.86
                 68                                         4.99
                 69                                         5.11

                 70                                         5.25
         -------------------------------------------------------------------

On request, we will furnish rates not shown above.

         -------------------------------------------------------------------
          OPTION B1--TERM CERTAIN AND SINGLE LIFE INCOME PLAN
         -------------------------------------------------------------------
           Annuitant's Age          Guaranteed Minimum Monthly Income Plan
              on Date               Payment per $1,000 of Consideration if
         Income Plan Starts                Term Certain Period is:
         -------------------------------------------------------------------
                                     10 Years    15 Years     20 Years
         -------------------------------------------------------------------
                55                    $3.83       $3.80        $3.75
                56                     3.89        3.85         3.80
                57                     3.95        3.91         3.85
                58                     4.01        3.97         3.91
                59                     4.08        4.03         3.96

                60                     4.15        4.10         4.02
                61                     4.23        4.17         4.08
                62                     4.31        4.24         4.14
                63                     4.39        4.31         4.20
                64                     4.48        4.39         4.26

                65                     4.57        4.47         4.33
                66                     4.67        4.55
                67                     4.77        4.64
                68                     4.88        4.73
                69                     4.99        4.82
                70                     5.11        4.92
         -------------------------------------------------------------------

          On request, we will furnish values not shown above.

38VM-84 MI                              13

       ----------------------------------------------------------------------
       OPTION C-JOINT AND SURVIVOR LIFE INCOME PLAN
       ----------------------------------------------------------------------
                            Guaranteed Minimum Monthly Income Plan
                            Payment to you per $1,000 of Consider-
          Age on Date of     ation if percentage of Monthly Income
             Purchase*      Payment Payable to Surviving Spouse is:
       ----------------------------------------------------------------------
                           50%       66 2/3%       75%        100%
       ----------------------------------------------------------------------
          55 and 60       $3.68       $3.63       $3.60      $3.52
          60 and 55        3.83        3.72        3.67       3.52
          60 and 60        3.91        3.82        3.78       3.66
          60 and 65        3.97        3.91        3.87       3.78

          65 and 60        4.16        4.03        3.96       3.87
          65 and 65        4.26        4.15        4.10       3.94

          70 and 65        4.61        4.43        4.35       4.11
          70 and 70        4.76        4.61        4.54       4.35
       ----------------------------------------------------------------------
        * In each pair of ages, the first age is your age and the second age is your spouse's.
       ----------------------------------------------------------------------

        On request, we will furnish rates not shown above.

38VM-84 MI

                                     NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered_________________________19_____ By__________________


                               TABLE OF CONTENTS

                                                                 PAGE
TABLE OF VALUES                                                     3

DESCRIPTION OF INVESTMENT
 DIVISIONS OF SEPARATE ACCOUNT                                      4

UNDERSTANDING THIS CONTRACT                                         5

DEFINITIONS                                                         5

PURCHASE PAYMENTS                                                   5
 When Payable and Credited                                          5
 Where Payable                                                      6
 Allocation of Purchase Payments                                    6

BENEFITS                                                            6
 Retirement Benefit                                                 6
 Death Proceeds                                                     6
 Dividends                                                          6
 Cash Withdrawal Values                                             6

WITHDRAWALS FROM YOUR
 ACCOUNTS                                                           6

EARLY WITHDRAWAL CHARGE                                             7
 Amount of Early Withdrawal Charge                                  8

ADMINISTRATIVE CHARGES                                              8

GENERAL PROVISIONS                                                  9
 The Contract                                                       9
 Tax-Qualified Status                                               9
 Ownership                                                          9
 Assignment                                                         9
 Beneficiary                                                        9
 How to Change the Beneficiary                                      9
 Age and Sex                                                        9
 Limitation on Sales Representative's Authority                     9
 Communications                                                     9
 Annual Reports                                                     9
 Incontestability                                                   9
 Termination                                                        9

FIXED INTEREST ACCOUNT                                              9
 Subparts of the Fixed Interest Account                             9
 Interest Credited to the Fixed Interest Account                   10

SEPARATE ACCOUNT                                                   10
 Definitions                                                       10
 Separate Account                                                  10
 Maintenance of the Separate Account                               10
 Valuation of Investment Divisions                                 10
 Deferment                                                         11
 Right to Make Changes                                             11

OPTIONAL INCOME PLANS                                              11
 Definitions                                                       11
 Choice of Income Plans                                            11
 Duration of Income Plans                                          12
 Proof of Living                                                   12
 Supplementary Contract                                            12

NON LIFE INCOME PLAN                                               12
 Option A Term Certain Income Plan                                 12

LIFE INCOME PLAN                                                   12
 Option B Single Life Income Plan                                  12
 Option B1 Term Certain and Single Life Income Plan                12
 Option C Joint and Survival Life Income Plan--
  You and Your Spouse                                              12
 Optional Income Tables                                            13
  Option A                                                         13
  Option B                                                         13
  Option B1                                                        13
  Option C                                                         14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84 MI

                                                                EXHIBIT(4)(D)(V)



Filed as Exhibit (5)(F)(V) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

                              [LOGO APPEARS HERE]

                      METROPOLITAN LITE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State


      Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.




    ISSUE DATE                                                  CONTRACT NUMBER
    08-01-84                                                    123 456 789 VF



________________________________________________________________________________
    OWNER

                                   JOHN DOE


      /s/ Harry P. Kamen                         /s/ John J. Creedon
      -------------------                        --------------------
          Harry P. Kamen                             John J. Creedon
          Senior Vice-President                      President and Chief
          and Secretary                              Executive Office


     MULTIFUNDED ANNUITY

     Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date. Annuity Income Benefits are provided on a fixed basis.

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

     TEN-DAY RIGHT TO EXAMINE CONTRACT--Please read this Contract carefully. If the Owner wishes to cancel the Contract, the Owner may return it to Metropolitan within ten days from the date it is delivered to such Owner along with a written request to cancel the Contract, and Metropolitan will pay to the Owner the sum of:

       1. All charges deducted by Metropolitan from purchase payments made under the Contract.

       2. The Cash Withdrawal Value of the Contract on the date of surrender.

     See Table of Contents on back cover.

38VM-84 NY                              1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

                   ANNUITANT AGE 35 MALE ON DATE OF CONTRACT

                                            MINIMUM                    GUARANTEED
               END OF                    FIXED INTEREST                 MONTHLY
              CONTRACT                      ACCOUNT                     ANNUITY
                YEAR                        BALANCE                    AT AGE 7O*
     ---------------------------------------------------------------------------------------
                1                          $ 1,030                       $ 15.17
                2                            2,091                         29.89
                3                            3,184                         44.19
                4                            4,309                         58.07
                5                            5,468                         71.54
                6                            6,662                         84.63
                7                            7,892                         97.33
                8                            9,159                        109.66
                9                           10,464                        121.63
               10                           11,808                        133.26
               11                           13,192                        144.54
               12                           14,618                        155.50
               13                           16,086                        166.14
               14                           17,599                        176.46
               15                           19,157                        186.49
               16                           20,762                        196.23
               17                           22,414                        205.68
               18                           24,117                        214.85
               19                           25,870                        223.76
               20                           27,678                        232.41
               21                           29,537                        240.81
               22                           31,453                        248.96
               23                           33,426                        256.88
               24                           35,459                        264.56
               25                           37,553                        272.02
            At Age 65                       49,003                        306.19
            At Age 70                       62,776                        335.67
     ---------------------------------------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

*For each year, the amount shown is the monthly income we would pay under Option
 B1 Term Certain and Single Life Income Plan--Guaranteed Payment Period of 10 Years if you make no purchase payments after the year shown and the annuitant retires at age 70. Option B1 and other income plans you may choose are described under Optional Income Plans.

38VM-84 NY                              3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income. Consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE
          OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

38VM-84 NY

             The provisions of Sections I and IV of this Contract apply to the entire Contract.
             The provisions of Section II apply only to the Fixed
             Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.

                             DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                          PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                    (Continued on reverse side)

38VM-84 NY                              5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.

                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV.

If you die after the Retirement Date, whether or no payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on the Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.

                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

                                                   (Continued on following page)

38VM-84 NY
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1 ,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, we will make the withdrawal as of the day we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except tha such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

                                                     (Continued on reverse side)

38VM-84 NY                              7
       for the fact that such date was not the end of a Valuation Period no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge: and

  (b) an amount equal to the remaining Fixed interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

       YOUR FULL YEARS
         OF CONTRACT
        PARTICIPATION
        AT WITHDRAWAL           COLUMN I       COLUMN II
             less than 3          0.07            1.07
       3 but less than 4          0.06            1.06
       4 but less than 5          0.05            1.05
       5 but less than 6          0.04            1.04
       6 but less than 7          0.02            1.02
       7 or more                  0.00            1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

        YOUR AGE
     (LAST BIRTHDAY)
      AT WITHDRAWAL       COLUMN I       COLUMN II
        69 or over          0.00           1.00
            68              0.01           1.01
            67              0.02           1.02
            66              0.03           1.03
            65              0.04           1.04
            64              0.05           1.05
            63              0.06           1.06

ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 day prior notice to you.

38VM-84 NY

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth, as shown in your application to this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age. Any overpayment or underpayment together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President or Vice-President, or our Secretary may (a) make or change to your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.



                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

38VM-84 NY                              9

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuat ion Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to. but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value ofer amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such an investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84 NY

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation ofer assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any-changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

   . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted) On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income the Code and applicable Treasury chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

Any monthly income benefits provided by this Contract will, at the time they begin, not be less than those which would be provided by the application of the same amount to purchase any single consideration immediate annuity contract then offered by us to a person in the same class of annuities.

38VM-84 NY                              11           (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

    (i)  the Annuitant's life, if a single life income plan is chosen.

   (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.

                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant the commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

38VM-84 NY

                            OPTIONAL INCOME TABLES

               -------------------------------------------------
               OPTION A--Term Certain Income Plan
               -------------------------------------------------
                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
               -------------------------------------------------
                  10 Years         15 years          20 Years
                   $9.37            $6.70             $5.37
               -------------------------------------------------

               -------------------------------------------------
               OPTION B--Single Life Income Plan
               -------------------------------------------------
                    Annuitant's         Guaranteed Minimum
                   Age on Date         Monthly Income Payment
                Income Plan Starts    per $1,000 of Consideration
               --------------------------------------------------
                       55                        $3.85
                       56                         3.91
                       57                         3.98
                       58                         4.05
                       59                         4.12

                       60                         4.19
                       61                         4.27
                       62                         4.36
                       63                         4.45
                       64                         4.54

                       65                         4.64
                       66                         4.75
                       67                         4.86
                       68                         4.99
                       69                         5.11

                       70                         5.25
               -------------------------------------------------

               On request, we will furnish rates not shown above.

               --------------------------------------------------------------
               OPTION B1-Term Certain and Single Life Income Plan
               --------------------------------------------------------------
                 Annuitant's Age    Guaranteed Minimum Monthly Income Plan
                    on Date          Payment per $1,000 of Consideration if
                Income Plan Starts         Term Certain Period is:
               --------------------------------------------------------------
                                      lO Years    l5 Years    2O Years
               --------------------------------------------------------------
                       55              $3.83       $3.80       $3.75
                       56               3.89        3.85        3.80
                       57               3.95        3.91        3.85
                       58               4.01        3.97        3.91
                       59               4.08        4.03        3.96

                       60               4.15        4.10        4.02
                       61               4.23        4.17        4.08
                       62               4.31        4.24        4.14
                       63               4.39        4.31        4.20
                       64               4.48        4.39        4.26

                       65               4.57        4.47        4.33
                       66               4.67        4.55
                       67               4.77        4.64
                       66               4.88        4.73
                       69               4.99        4.82

                       70               5.11        4.92
               --------------------------------------------------------------

               On request, we will furnish values not shown above.

38VM-84 NY                             13

               ------------------------------------------------------------------------
                OPTION C--Joint and Survivor Life Income Plan
               ------------------------------------------------------------------------
                                      Guaranteed Minimum Monthly Income Plan
                                      Payment to you per $1,000 Of Considera-
                Age On Date Of          tion if percentage of Monthly Income
                  Purchase*           Payment Payable To Surviving Spouse Is:
               ------------------------------------------------------------------------
                                       50%       66 2/3%       75%        100%
               ------------------------------------------------------------------------
                  55 and 60          $3.68        $3.63       $3.60      $3.52
                  60 and 55           3.83         3.72        3.67       3.52
                  60 and 60           3.91         3.82        3.78       3.66
                  60 and 65           3.97         3.91        3.87       3.78

                  65 and 60           4.16         4.03        3.96       3.87
                  65 and 65           4.26         4.15        4.10       3.94
                  70 and 65           4.61         4.43        4.35       4.11
                  70 and 70           4.76         4.61        4.54       4.35
               ------------------------------------------------------------------------
               *In each pair of ages, the first age is your age and the second age is your spouse's.
               ------------------------------------------------------------------------

               On request, we will furnish rates not Shown above.

38VM-84 NY

                                    NOTICE

When you write to , please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life) They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment All payments are to be made in U.S currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered _____________________ 19____  By____________________


                               TABLE OF CONTENTS

                                                                             Page
TABLE OF VALUES                                                                 3

DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT                         4

UNDERSTANDING THIS CONTRACT                                                     5

DEFINITIONS                                                                     5

PURCHASE PAYMENTS                                                               5
 When Payable and Credited                                                      5
 Where Payable                                                                  6
 Allocation of Purchase Payments                                                6

BENEFITS                                                                        6
 Retirement Benefit                                                             6
 Death Benefit                                                                  6
 Dividends                                                                      6
 Cash Withdrawal Values                                                         6

WITHDRAWALS FROM YOUR ACCOUNTS                                                  6

EARLY WITHDRAWAL CHARGE                                                         7
 Amount of Early Withdrawal Charge                                              8

ADMINISTRATIVE CHARGES                                                          8

GENERAL PROVISIONS                                                              9
 The Contract                                                                   9
 Tax-Qualified Status                                                           9

 Ownership                                                                      9
 Assignment                                                                     9
 Beneficiary                                                                    9
 How to Change the Beneficiary                                                  9
 Age and Sex                                                                    9
 Limitation on Sales Representative's Authority                                 9
 Communications                                                                 9
 Annual Reports                                                                 9
 Incontestability                                                               9
 Termination                                                                    9

FIXED INTEREST ACCOUNT                                                          9
 Subparts of the Fixed Interest Account                                         9
 Interest Credited to the Fixed Interest Account                               10

SEPARATE ACCOUNT                                                               10
 Definitions                                                                   10
 Separate Account                                                              10
 Maintainance of the Separate Account                                          10
 Valuation of Investment Divisions                                             10
 Deferment                                                                     11
 Right to Make Changes                                                         11

OPTIONAL INCOME PLANS                                                          11
 Definitons                                                                    11
 Choice of Income Plans                                                        11
 Duration of Income Plans                                                      12
 Proof of Living                                                               12
 Supplementary Contract                                                        12

NON LIFE INCOME PLAN                                                           12
 Option A Term Certain Income Plan                                             12

LIFE INCOME PLANS                                                              12
 Option B Single Life Income Plan                                              12
 Option B1 Term Certain and Single Life Income Plan                            12
 Option C Joint and Survival Life Income Plan--
   You and Your Spouse                                                         12
 Optional Income Tables                                                        13
   Option A                                                                    13
   Option B                                                                    13
   Option B1                                                                   13
   Option C                                                                    14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date. Annuity Income Benefits are provided on a fixed basis.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84 NY

                                                               EXHIBIT(4)(D)(VI)



Filed as Exhibit (5)(F)(VI) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

            [LOGO OF METROPOLITAN INSURANCE COMPANIES APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

    Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.



       ISSUE DATE                                           CONTRACT NUMBER
       08-01-84                                             123 456 789 VF



     ___________________________________________________________________________
       OWNER

                                   JOHN DOE


               /s/Harry P. Kamen                    /s/John J. Creedon
               Harry P. Kamen                       John J. Creedon
               Senior Vice-President                President and Chief
                and Secretary                        Executive Officer


          MULTIFUNDED ANNUITY

          Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

          10-DAY RIGHT TO EXAMINE CONTRACT--Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

          See Table of Contents on back cover.

38VM-84  SC                            1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    Minimum Fixed Interest Account Balance
              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

          ---------------------------------------------------------
                                             MINIMUM
               END OF                     FIXED INTEREST
              CONTRACT                       ACCOUNT
                YEAR                         BALANCE
          ---------------------------------------------------------
                  1                          $ 1,030
                  2                            2,091
                  3                            3,184
                  4                            4,309
                  5                            5,468
                  6                            6,662
                  7                            7,892
                  8                            9,159
                  9                           10,464
                 10                           11,808
                 11                           13,192
                 12                           14,618
                 13                           16,086
                 14                           17,599
                 15                           19,157
                 16                           20,762
                 17                           22,414
                 18                           24,117
                 19                           25,870
                 20                           27,678
                 21                           29,537
                 22                           31,453
                 23                           33,426
                 24                           35,459
                 25                           37,553
          ---------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

38VM-84  SC                            3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of
                      this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of
                      this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

38VM-84 SC

          The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.


                          PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a


                                                     (Continued on reverse side)

38VM-84  SC                            5

                                                           EXHIBIT (4)(d)(vii)



               Filed as Exhibit 1.A(5)(f)(vii) with Post-Effective
                Amendment No. 2 to this Registration Statement on
                          Form S-6 on April 25, 1986.

                                     NOTICE

There is currently no premium tax on annuities in Pennsylvania. We will notify you if any tax becomes applicable to the Contract and its amount and effect on any payments.

R.S. 927 September 1984

                            (LOGO OF APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State

  Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.



      /s/ Harry P. Kamen                  /s/ John J. Creedon
          Harry P. Kamen                      John J Creedon
          Senior Vice-president And           President And Chief
          Secretary                           Executive Officer

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                       TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. If the Owner wishes to cancel the contract, the Owner may return it to Metropolitan within 10 days after it is delivered to such Owner along with a written request to cancel the contract.

Metropolitan will refund an amount equal to the sum of a) the difference between the premiums paid including any contract fees or other charges and the amounts allocated to any separate accounts under the contract and b) the cash value of the contract, or, it the contract does not have a cash value, the reserve for the contract, on the date of surrender attributable to the amounts so allocated. Metropolitan will return all payments made for this policy within ten days after Metropolitan or-its agents receives notice of cancellation and the returned policy.

                                            See Table of Contents on back cover.
37VM-84                                1

                     (THIS PAGE LEFT INTENTIONALLY BLANK)

                                TABLE OF VALUES

                     MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

              Values are proportional for other purchase payments.

              ---------------------------------------------------
                                                     MINIMUM
                     END OF                      FIXED INTEREST
                    CONTRACT                        ACCOUNT
                      YEAR                          BALANCE
              ---------------------------------------------------
                         1                          $ 1,030
                         2                            2,091
                         3                            3,184
                         4                            4,309
                         5                            5,468
                         6                            6,662
                         7                            7,892
                         8                            9,159
                         9                           10,464
                        10                           11,808
                        11                           13,192
                        12                           14,618
                        13                           16,086
                        14                           17,599
                        15                           19,157
                        16                           20,762
                        17                           22,414
                        18                           24,117
                        19                           25,870
                        20                           27,678
                        21                           29,537
                        22                           31,453
                        23                           33,426
                        24                           35,459
                        25                           37,553
             ----------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take in account any Early Withdrawal Charges.

37VM-84 PA                            3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC.
          (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN
          THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84 PA

          The provisions of Sections I and IV of this Contract apply to the entire Contract.
          The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                SECTION I

                       UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.

                               DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 1 0010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                                PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the date of issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangemant; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a


                                                     (Continued on reverse side)
37VM-84 PA                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if

     (1)  the amount is less than $25 or more than $50,000; or

     (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.

                                    BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180 days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. for this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.

                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

     (a)  provide you with an income plan as a retirement benefit.

     (b)  provide your beneficiary with a death benefit.

     (c) make payment to you or to another funding vehicle established pursuant to Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

     (d)  make a transfer to the Fixed Interest Account, or to


                                                   (Continued on following page)
37VM-84 PA
      the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e) pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b) if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payments to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a) if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c) to a withdrawal if:

      (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

     (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

37VM-84 PA                             7             (Continued on reverse side)
      for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE --The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b) the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and(

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

YOUR FULL YEARS
  OF CONTRACT
PARTICIPATION
AT WITHDRAWAL                COLUMN I  COLUMN II
        less than 3              0.07       1.07
  3 but less than 4              0.06       1.06
  4 but less than 5              0.05       1.05
  5 BUT LESS THAN 6              0.04       1.04
  6 but less than 7              0.02       1.02
  7 or more                      0.00       1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

YOUR AGE
(LAST BIRTHDAY)
AT WITHDRAWAL      COLUMN I  COLUMN II
  69 or over           0.00       1.00
     68                0.01       1.01
     67                0.02       1.02
     66                0.03       1.03
     65                0.04       1.04
     64                0.05       1.05
     63                0.06       1.06

                            ADMINISTRATIVE CHARGES



Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an account balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your fixed interest account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

The Administrative Charge applicable to the Separate Account Balance may be changed, but never to an amount which exceeds $50. You will be given at least 90 days advance notice before any such change will be effective.

37VM-84 PA

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY-THE beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION-We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

37VM-84 PA                             9             (Continued on reverse side)

                                  SECTION II
recently established subparts in reverse order ot their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT
DEFINITIONS
"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS-The investment experience of an Investment Division is determined as of the end of each Valuation Period.

37VM-84

                                  SECTION III

As of the end of each Valuation Period, we use an investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and suntract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, we will obtain your approval of the changes and, when required by law, approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another investment company or the shares of another investment company or any other investment permitted by law.


  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

 . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                   SECTION IV

                             OPTIONAL INCOME PLANS
DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

37VM-84 PA                            11

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan cnosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

    (i) the Annuitant's life, if a single life income plan is chosen.

   (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.

                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary. or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i)the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

37VM-84 PA

                            OPTIONAL INCOME TABLES

---------------------------------------------------------
          OPTION A--Term Certain Income Plan

                   Guaranteed Minimum
          Monthly Income Payment per $1,000 of
          Consideration if Term Certain Period is:
---------------------------------------------------------
         10 Years      15 Years       20 Years
          $9.37         $6.70          $5.37
---------------------------------------------------------

---------------------------------------------------------
            OPTION B--Single Life Income Plan
---------------------------------------------------------
  Annuitant's              Guaranteed Minimum
  Age on Date            Monthly Income Payment
Income Plan Starts     per $1,000 of Consideration
---------------------------------------------------------
                         Males             Females
       55                $4.02              $3.69
       56                4.09                3.75
       57                4.16                3.81
       58                4.24                3.87
       59                4.32                3.93

       60                4.40                4.00
       61                4.49                4.07
       62                4.58                4.14
       63                4.68                4.22
       64                4.79                4.31

       65                4.90                4.40
       66                5.02                4.49
       67                5.15                4.60
       68                5.29                4.71
       69                5.44                4.82

       70                5.59                4.94
---------------------------------------------------------
On request, we will furnish rates not shown above.


----------------------------------------------------------------------
OPTION B1--Term Certain and Single Life Income Plan--Male
----------------------------------------------------------------------
    Annuitant's            Guaranteed Minimum Monthly Income Plan
    Age on Date            Payment per $1,000 of Consideration if
Income Plan Starts                 Term Certain Period is:
----------------------------------------------------------------------
                            10 Years   15 Years    20 Years
                            -------------------------------------------
       55                    $3.98      $3.94       $3.87
       56                     4.05       4.00        3.93
       57                     4.12       4.06        3.98
       58                     4.19       4.13        4.04
       59                     4.26       4.19        4.10

       60                     4.34       4.26        4.15
       61                     4.42       4.34        4.21
       62                     4.51       4.41        4.28
       63                     4.60       4.49        4.34
       64                     4.70       4.57        4.40

       65                     4.80       4.66
       66                     4.90       4.75
       67                     5.02       4.84
       68                     5.13       4.93
       69                     5.26       5.03

       70                     5.39       5.12
----------------------------------------------------------------------

37VM-84 PA                            13

          ------------------------------------------------------------
          OPTION B1--Term Certain and Single Life Income Plan--Female
          ------------------------------------------------------------
           Annuitant's Age      Guaranteed Minimum Monthly Income Plan
              on Date           Payment per $1,000 of Consideration if
          Income Plan Starts            Term Certain Period is:
          ------------------------------------------------------------
                                10 Years     15 Years        20 Years
          ------------------------------------------------------------
          55                     $3.68        $3.66           $3.63
          56                      3.73         3.71            3.68
          57                      3.79         3.76            3.73
          58                      3.85         3.82            3.78
          59                      3.91         3.88            3.83

          60                      3.97         3.94            3.89
          61                      4.04         4.00            3.94
          62                      4.11         4.07            4.00
          63                      4.19         4.14            4.06
          64                      4.27         4.21            4.12

          65                      4.35         4.29            4.19
          66                      4.44         4.37            4.26
          67                      4.54         4.45            4.32
          68                      4.64         4.54
          69                      4.74         4.63

          70                      4.85         4.72
          ------------------------------------------------------------

          On request, we will furnish values not shown above

          ------------------------------------------------------------------
          OPTION C--Joint and Survivor Life Income Plan--Male
          ------------------------------------------------------------------
                                 Guaranteed Minimum Monthly Income Plan
                                 Payment to you per $1,000 of Considera-
           Age on Date of         tion if percentage of Monthly Income
             Purchase*            Payment Payable to Surviving Spouse is:
          ------------------------------------------------------------------
                                  50%      66 2/3%       75%         100%
          ------------------------------------------------------------------
          55 and 60             $3.76       $3.67      $3.62        $3.49
          60 and 55              3.92        3.76       3.68         3.44
          60 and 60              4.00        3.87       3.80         3.60
          60 and 65              4.07        3.96       3.91         3.74

          65 and 60              4.29        4.09       3.99         3.68
          65 and 65              4.38        4.21       4.12         3.86

          70 and 65              4.79        4.52       4.38         3.98
          70 and 70              4.92        4.69       4.58         4.24
          ------------------------------------------------------------------
          *  In each pair of ages, the first age is your age and the second age is your spouse's.
          ------------------------------------------------------------------

          On request, we will furnish rates not shown above.

          ------------------------------------------------------------------
          OPTION C--Joint and Survivor Life Income Plan--Female
          ------------------------------------------------------------------
                                     Guaranteed Minimum Monthly Income Plan
                                     Payment to you per $1,000 of Considera-
          Age on Date of              tion if percentage of Monthly Income
            Purchase*                Payment Payable to Surviving Spouse is:
          ------------------------------------------------------------------
                                      50%      66 2/3%       75%       100%
          ------------------------------------------------------------------
          55 and 60                  $3.57        $3.52     $3.50     $3.44
          60 and 55                   3.75         3.66      3.62      3.49
          60 and 60                   3.80         3.73      3.70      3.60
          60 and 65                   3.84         3.79      3.76      3.68

          65 and 60                   4.07         3.96      3.91      3.74
          65 and 65                   4.13         4.04      4.00      3.86

          70 and 65                   4.50         4.35      4.28      4.06
          70 and 70                   4.59         4.47      4.42      4.24
          ------------------------------------------------------------------
          *  In each pair of ages, the first age is your age and the second age is your spouse's.
          ------------------------------------------------------------------

          On request, we will furnish rates not shown above.

37VM-84  PA

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT

            1. The TAX-QUALIFIED STATUS provision of this Contract is amended by deleting the last sentence and substituting the following sentences:

               We may amend this contract and take other actions including refund of Purchase Payments, if necessary, to keep it qualified. We will obtain your prior approval of any contract amendment.

            2. The RIGHT TO MAKE CHANGES provision of this Contract is amended by deleting the last sentence of the first paragraph and substituting the following sentence:

               Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

            3. The RIGHT TO MAKE CHANGES provision is further amended by the addition of a sentence at the end of the last example:

               Your approval will be obtained prior to any such technical change being made.


                                            /s/Harry P. Kamen
                                            Harry P. Kamen
                                            senior Vice-president and Secretary

                                    NOTICE

When you write to us, please give us your name, address and contract number Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contract holders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered ______________________ 19___ BY ____________________



                                    TABLE OF CONTENTS


                                                                         Page
TABLE OF VALUES                                                             3

DESCRIPTION OF INVESTMENT
DIVISIONS OF SEPARATE
ACCOUNT                                                                     4


UNDERSTANDING THIS
CONTRACT                                                                    5

DEFINITIONS                                                                 5

PURCHASE PAYMENTS                                                           5
When Payable and Credited                                                   5
Where Payable                                                               6
Allocation of
Purchase Payments                                                           6

BENEFITS                                                                    6
Retirement Benefit                                                          6
Death Benefit                                                               6
Dividends                                                                   6
Cash Withdrawal Values                                                      6

WITHDRAWALS FROM YOUR
ACCOUNTS                                                                    6

EARLY WITHDRAWAL CHARGE                                                     7
Amount of Early
Withdrawal Charge                                                           8

                                                                         Page
ADMINISTRATIVE CHARGES                                                      8

GENERAL PROVISIONS                                                          9
The Contract                                                                9
Tax-qualified Status                                                        9
Ownership                                                                   9
Assignment                                                                  9
Beneficiary                                                                 9
How to Change
The Beneficiary                                                             9
Age and Sex                                                                 9
Limitation on Sales
Representative's Authority                                                  9
Communications                                                              9
Annual Reports                                                              9
Incontestability                                                            9
Termination                                                                 9

FIXED INTEREST ACCOUNT                                                      9
Subparts of the Fixed Interest Account                                      9
Interest Credited to the
Fixed Interest Account                                                     10

SEPARATE ACCOUNT                                                           10
Definitions                                                                10
Separate Account                                                           10
Maintainance of the
Separate Account                                                           10

                                                                         Page
Valuation Of Investment
Divisions                                                                  10
Deferment                                                                  11
Right To Make Changes                                                      11

OPTIONAL INCOME PLANS                                                      11
Definitions                                                                11
Choice Of Income Plans                                                     11
Duration of Income Plans                                                   12
Proof Of Living                                                            12
Supplementary Contract                                                     12

NON LIFE INCOME PLAN                                                       12
Option A Term Certain
Income Plan                                                                12


LIFE INCOME PLANS                                                          12
Option B Single Life
Income Plan                                                                12
Option B1 Term Certain and
Single Life Income Plan                                                    12
Option C Joint and Survival
Life Income Plan--
You and Your Spouse                                                        12
Optional Income Tables                                                     13
Option A                                                                   13
Option B                                                                   13
Option B1                                                                  13
Option C                                                                   14


MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84 PA  Printed in U.S.A.

                                                            EXHIBIT (4)(d)(viii)



               Filed as Exhibit 1.A(5)(f)(viii) with Post-Effective
                Amendment No. 2 to this Registration Statement on
                        Form S-6 on April 25, 1986.

                         (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State

          Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.







            /s/ Harry P. Kamen         /s/ John J. Creedon
                Harry P. Kamen             John J. Creedon
                Secretary                  President and Chief Executive Officer

          MULTIFUNDED ANNUITY

          Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

          10-DAY RIGHT TO EXAMINE CONTRACT. Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

          See Table of Contents on back cover.

37VM-84 WA                              1

                (THIS PAGE LEFT INTENTIONALLY BLANK)

                                TABLE OF VALUES

                     MINIMUM FIXED INTEREST ACCOUNT BALANCE

         For a Contract Without any Withdrawals or Transfers
                   From the Fixed Interest Account

BASIS: $1,000 ANNUAL PURCHASE PAYMENT ALLOCATED TO FIXED INTEREST ACCOUNT
                 at Beginning of Each Contract Year.

        Values are proportional for other purchase payments.

          ----------------------------------------------------------
                               MINIMUM              GUARANTEED
                END OF      FIXED INTEREST        FIXED INTEREST
              CONTRACT         ACCOUNT              ACCOUNT CASH
                YEAR           BALANCE                 VALUE
          ----------------------------------------------------------
                  1            $ 1,030                $   958
                  2              2,091                  1,945
                  3              3,184                  2,993
                  4              4,309                  4,094
                  5              5,468                  5,250
                  6              6,662                  6,529
                  7              7,892                  7,892
                  8              9,159                  9,159
                  9             10,464                 10,464
                 10             11,808                 11,808
                 11             13,192                 13,192
                 12             14,618                 14,618
                 13             16,086                 16,086
                 14             17,599                 17,599
                 15             19,157                 19,157
                 16             20,762                 20,762
                 17             22,414                 22,414
                 18             24,117                 24,117
                 19             25,870                 25,870
                 20             27,678                 27,678
                 21             29,537                 29,537
                 22             31,453                 31,453
                 23             33,426                 33,426
                 24             35,459                 35,459
                 25             37,553                 37,553
          ----------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year.

37VM-84 WA                              3

             DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of
                      this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84 WA

          The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side)

37VM-84 WA                          5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

     (1)  the amount is less than $25 or more than $50,000; or

     (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

     (a)  provide you with an income plan as a retirement benefit.

     (b)  provide your beneficiary with a death benefit.

     (c) make payment to you or to another funding vehicle established pursuant to Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

     (d)  make a transfer to the Fixed Interest Account, or to

                                                   (Continued on following page)

37VM-84  WA
          the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

     (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, it any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

     (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

     (b)  if you die before the date specified, we will not make the withdrawal.

     (c) any other withdrawals taking effect before the date specified will be made first.

     (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

     (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

     (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

     (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make to you or to another funding vehicle or to make from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

     (a) if your Contract has been in force for more than 7 full contract years.

     (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

     (c)  to a withdrawal if:

          (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

          (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

     (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

37VM-84  WA                            7             (Continued on Reverse Side)
          for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--THE EARLY Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from The Early Withdrawal Charge, multiplied by

     (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

     (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

     (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.


                                     TABLE

     YOUR FULL YEARS
       OF CONTRACT
      PARTICIPATION
      AT WITHDRAWAL                COLUMN I            COLUMN II
           less than 3               0.07                1.07
     3 but less than 4               0.06                1.06
     4 but less than 5               0.05                1.05
     5 but less than 6               0.04                1.04
     6 but less than 7               0.02                1.02
     7 or more                       0.00                1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

      YOUR AGE
   (LAST BIRTHDAY)
    AT WITHDRAWAL                  COLUMN I            COLUMN II
     69 or over                      0.00                1.00
        68                           0.01                1.01
        67                           0.02                1.02
        66                           0.03                1.03
        65                           0.04                1.04
        64                           0.05                1.05
        63                           0.06                1.06


                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

37VM-84  WA

                              General Provisions

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex as shown in your application for this Contract is not correct we will adjust the amount payable or the benefits accruing under your Contract to be such as the stipulated payment or payments to us would have purchased according to the correct age or sex. If we have made any underpayments or overpayments on account of any such misstatement, the amount thereof with interest at a rate of 6%, will in the case of underpayment be immediately paid to the insured or in the case of overpayment may be charged against our next succeeding payment or payments under the Contract.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each account.

INCONTESTABILITY--we will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.

                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calandar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

37VM-84  WA                            9             (Continued on Reverse side)

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division. We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

37VM-84  WA

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

     (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

     (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

     (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

     . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

     . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

     . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

     . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

     . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

     . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                  SECTION IV

                             OPTIONAL INCOME PLANS


DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.


37VM-84  WA                           11             (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

     (i)   the Annuitant's life, if a single life income plan is chosen.

     (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

     (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. we may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or
(ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

37VM-84  WA

                            OPTIONAL INCOME TABLES

              -------------------------------------------------------
                       OPTION A--Term Certain Income Plan

                               Guaranteed Minimum
                      Monthly Income Payment per $1,000 of
                    Consideration if Term Certain Period is:
              -------------------------------------------------------
                    10 YEARS          15 YEARS            20 YEARS
                     $9.37             $6.70               $5.37
              -------------------------------------------------------

              ------------------------------------------------------
                       OPTION B--Single Life Income Plan
              ------------------------------------------------------
                 Annuitant's             Guaranteed Minimum
                 Age on Date            Monthly Income Payment
               Income Plan Starts       per $1,000 of Consideration
              ------------------------------------------------------
                                       Males               Females
                       55              $4.02               $3.69
                       56               4.09                3.75
                       57               4.16                3.81
                       58               4.24                3.87
                       59               4.32                3.93

                       60               4.40                4.00
                       61               4.49                4.07
                       62               4.58                4.14
                       63               4.68                4.22
                       64               4.79                4.31

                       65               4.90                4.40
                       66               5.02                4.49
                       67               5.15                4.60
                       68               5.29                4.71
                       69               5.44                4.82

                       70               5.59                4.94
              ------------------------------------------------------

               On request, we will furnish rates not shown above.

         --------------------------------------------------------------------
           OPTION BI--Term Certain and Single Life Income Plan--Male
         --------------------------------------------------------------------
             Annuitant's Age        Guaranteed Minimum Monthly Income Plan
               on Date               Payment per $1,000 of Consideration if
           Income Plan Starts              Term Certain Period is:
         --------------------------------------------------------------------
                                    10 Years       15 Years       20 Years
                                  -------------------------------------------
                   55                $3.98          $3.94          $3.87
                   56                 4.05           4.00           3.93
                   57                 4.12           4.06           3.98
                   58                 4.19           4.13           4.04
                   59                 4.26           4.19           4.10

                   60                 4.34           4.26           4.15
                   61                 4.42           4.34           4.21
                   62                 4.51           4.41           4.28
                   63                 4.60           4.49           4.34
                   64                 4.70           4.57           4.40

                   65                 4.80           4.66
                   66                 4.90           4.75
                   67                 5.02           4.84
                   68                 5.13           4.93
                   69                 5.26           5.03

                   70                 5.39           5.12
     --------------------------------------------------------------------------

37VM-84  WA                            13

                                       14

        -----------------------------------------------------------------
         OPTION BI--TERM CERTAIN AND SINGLE LIFE INCOME PLAN--FEMALE
        -----------------------------------------------------------------
              Annuitant's Age    Guaranteed Minimum Monthly Income Plan
                on Date           Payment per $1,O00 of Consideration if
           Income Plan Starts          Term Certain Period is:
        -----------------------------------------------------------------
                                 10 Years       15 Years      20 Years
        -----------------------------------------------------------------
                  55              $3.68          $3.66         $3.63
                  56               3.73           3.71          3.68
                  57               3.79           3.76          3.73
                  58               3.85           3.82          3.78
                  59               3.91           3.88          3.83

                  60               3.97           3.94          3.89
                  61               4.04           4.00          3.94
                  62               4.11           4.07          4.00
                  63               4.19           4.14          4.06
                  64               4.27           4.21          4.12

                  65               4.35           4.29          4.19
                  66               4.44           4.37          4.26
                  67               4.54           4.45          4.32
                  68               4.64           4.54
                  69               4.74           4.63

                  70               4.85           4.72
        ----------------------------------------------------------------

            On request, we will furnish values not shown above

         ----------------------------------------------------------------
          OPTION C--Joint and Survivor Life Income Plan-Male
         ----------------------------------------------------------------
                           Guaranteed Minimum Monthly Income Plan
                            Payment to you per $1,000 of Considera-
          Age on Date of      tion if percentage of Monthly Income
            Purchase*       Payment Payable to Surviving Spouse is:
         -----------------------------------------------------------------
                            50%      66 2/3%      75%        100%
         -----------------------------------------------------------------
           55 and 60      $3.76       $3.67     $3.62       $3.49
           60 and 55       3.92        3.76      3.68        3.44
           60 and 60       4.00        3.87      3.80        3.60
           60 and 65       4.07        3.96      3.91        3.74

           65 and 60       4.29        4.09      3.99        3.68
           65 and 65       4.38        4.21      4.12        3.86

           70 and 65       4.79        4.52      4.38        3.98
           70 and 70       4.92        4.69      4.58        4.24
        ------------------------------------------------------------------
        * In each pair of ages, the first age is your age and the
          second age is your spouse's.
        ------------------------------------------------------------------

        On request, we will furnish rates not shown above.

         ----------------------------------------------------------------
          OPTION C--Joint and Survivor Life Income Plan--Male
         ----------------------------------------------------------------
                           Guaranteed Minimum Monthly Income Plan
                            Payment to you per $1,000 of Considera-
          Age on Date of      tion if percentage of Monthly Income
            Purchase*       Payment Payable to Surviving Spouse is:
         -----------------------------------------------------------------
                            50%      66 2/3%      75%        100%
         -----------------------------------------------------------------
           55 and 60      $3.57       $3.52      $3.50      $3.44
           60 and 55       3.75        3.66       3.62       3.49
           60 and 60       3.80        3.73       3.70       3.60
           60 and 65       3.84        3.79       3.76       3.68

           65 and 60       4.07        3.96       3.91       3.74
           65 and 65       4.13        4.04       4.00       3.86

           70 and 65       4.50        4.35       4.28       4.06
           70 and 70       4.59        4.47       4.42       4.24
        -----------------------------------------------------------------
        * In each pair of ages, the first age is your age and the second age is your spouse's.
        -----------------------------------------------------------------

          On request, we will furnish rates not shown above.


37VM-84 WA

                                    NOTICE

When you write to us, please give us your name, address and contract number Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York
10010

Countersigned and Delivered ______________________ 19___ BY ____________________



                                    TABLE OF CONTENTS


                                                                         Page
TABLE OF VALUES                                                             3

DESCRIPTION OF INVESTMENT
DIVISIONS OF SEPARATE
ACCOUNT                                                                     4


UNDERSTANDING THIS
CONTRACT                                                                    5

DEFINITIONS                                                                 5

PURCHASE PAYMENTS                                                           5
When Payable and Credited                                                   5
Where Payable                                                               6
Allocation of
Purchase Payments                                                           6

BENEFITS                                                                    6
Retirement Benefit                                                          6
Death Benefit                                                               6
Dividends                                                                   6
Cash Withdrawal Values.                                                     6

WITHDRAWALS FROM YOUR
ACCOUNTS                                                                    6

EARLY WITHDRAWAL CHARGE                                                     7
Amount of Early
Withdrawal Charge                                                           8

                                                                         Page
ADMINISTRATIVE CHARGES                                                      8

GENERAL PROVISIONS                                                          9
The Contract                                                                9
Tax-qualified                                                               9
Status
Ownership                                                                   9
Assignment                                                                  9
Beneficiary                                                                 9
How to Change
The Beneficiary                                                             9
Age and Sex                                                                 9
Limitation on Sales
Representative's Authority                                                  9
Communications                                                              9
Annual Reports                                                              9
Incontestability                                                            9
Termination                                                                 9

FIXED INTEREST ACCOUNT                                                      9
Subparts of the
Fixed
Interest Account                                                            9
Interest Credited to the
Fixed Interest Account                                                     10

SEPARATE ACCOUNT                                                           10
Definitions                                                                10
SEPARATE ACCOUNT                                                           10
Maintainance of the
Separate Account                                                           10

                                                                         Page
Valuation Of Investment
Divisions                                                                  10
Deferment                                                                  11
Right To Make Changes                                                      11



OPTIONAL INCOME PLANS                                                      11
Definitions                                                                11
Choice Of Income Plans                                                     11
Duration of Income Plans                                                   12
Proof Of Living                                                            12
Supplementary Contract                                                     12

NON LIFE INCOME PLAN                                                       12
Option A Term Certain
Income Plan                                                                12

LIFE INCOME PLANS                                                          12
Option B Single Life
Income Plan                                                                12

Option B1 Term Certain and
Single Life Income Plan                                                    12
Option C Joint and Survival
Life Income Plan--
You and Your Spouse                                                        12
Optional Income Tables                                                     13
Option A                                                                   13
Option B                                                                   13
Option B1                                                                  13
Option C                                                                   14


                              MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84 WA  Printed in U.S.A.